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EXHIBIT 10.2

Building Lease Agreement

Page 82


                                      LEASE


                                 BY AND BETWEEN


                              SHORELINE PARK, LLC,
                      a Delaware limited liability company
                                   as Landlord


                                       and


                         DREXLER TECHNOLOGY CORPORATION
                                    as Tenant




                             For Premises located at

                              1395 Charleston Road
                            Mountain View, California



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                                TABLE OF CONTENTS


SUMMARY OF BASIC LEASE TERMS...................................................1

ARTICLE 1 DEFINITIONS..........................................................3

ARTICLE 2 DEMISE, CONSTRUCTION, AND ACCEPTANCE.................................5

ARTICLE 3 RENT.................................................................9

ARTICLE 4 USE OF PREMISES.....................................................10

ARTICLE 5 TRADE FIXTURES AND ALTERATIONS......................................12

ARTICLE 6 REPAIR AND MAINTENANCE..............................................14

ARTICLE 7 WASTE DISPOSAL AND UTILITIES........................................16

ARTICLE 8 COMMON OPERATING EXPENSES...........................................19

ARTICLE 9 INSURANCE...........................................................23

ARTICLE 10 LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY...................25

ARTICLE 11 DAMAGE TO PREMISES.................................................26

ARTICLE 12 CONDEMNATION.......................................................27

ARTICLE 13 DEFAULT AND REMEDIES...............................................28

ARTICLE 14 ASSIGNMENT AND SUBLETTING..........................................31

ARTICLE 15 GENERAL PROVISIONS.................................................34

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                                      LEASE

        This Lease is dated as of the lease reference date specified in SECTION A of the Summary of Basic Lease Terms and is made by and between the party identified as Landlord in SECTION B of the Summary and the party identified as Tenant in SECTION C of the Summary.


                          SUMMARY OF BASIC LEASE TERMS

SECTION                                                       TERMS
(LEASE REFERENCE)

        A.      LEASE REFERENCE DATE:     January 28, 2004
(Introduction)

        B.      LANDLORD:                 SHORELINE PARK, LLC
(Introduction)                            a Delaware limited liability company

        C.      TENANT:                   DREXLER TECHNOLOGY CORPORATION
(Introduction)                            a Delaware corporation

        D.      PREMISES:                 That area consisting of approximately
(ss. 1.20)                                42,853 square feet of gross leasable
                                          area, the address of which is 1395
                                          Charleston Road, Mountain View,
                                          California, and which is located
                                          within the Building as shown on
                                          EXHIBIT A. The square footage of the
                                          Premises includes a load factor for a
                                          common area equipment room in the
                                          Building.

        E.      PROJECT:                  The land and improvements shown on
(ss.1.21)                                 EXHIBIT A.

        F.      BUILDING:                 The building in which the Premises are
(ss. 1.7)                                 located having an  address of 1395
                                          Charleston Road, Mountain View,
                                          California, and containinG 64,034
                                          square feet of gross leasable area.
                                          The gross leasable area of the
                                          Building referred to above shall be
                                          deemed the actual gross leasable area
                                          in the Building.

        G.      TENANT'S SHARE:           66.92% of the Building (i.e., 42,853
(ss. 1.28)                                square feet of space in the Premises
                                          divided by 64,034 square feet of space
                                          in the Building).

        H.      TENANT'S ALLOCATED PARKING STALLS: 129 parking stalls based on
(ss.4.5) the ratio of 3 parking stalls for each 1,000 square feet of leasable area in the Premises.

        I.      SCHEDULED COMMENCEMENT DATE: April 1, 2004. Tenant may have
(ss. 1.24)                                early access to the Premises as
                                          provided in  Section 2.5 of this
                                          Lease.

        J.      LEASE TERM:               120 calendar months (plus the partial
(ss.1.17)                                 month following the Commencement Date
                                          if such date is not the first day of a
                                          month).

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        K.      BASE MONTHLY RENT:
(ss. 3.1)       MONTHS
                FROM THE COMMENCEMENT DATE  MONTHLY AMOUNT  MONTHLY PER SQ. FOOT
                --------------------------  --------------  --------------------
                1 - 60                      $32,139.75      $0.75
                61 - 120                    $74,135.69      $1.73

                Pursuant to Section 2.5 of this Lease, Tenant may have early occupancy of the Premises prior to the Commencement Date and during this period, Tenant will pay Base Monthly Rent and Tenant's Share of Additional Rent as provided in Section 2.5 of this Lease.

        L.      PREPAID RENT:             $32,139.75, plus an amount equal to
(ss. 3.3)                                 Tenant's Share of estimated amount of
                                          Tenant's Share of Common Operating
                                          Expenses.

        M.      SECURITY DEPOSIT:         -0-
(ss. 3.5)

        N.      PERMITTED USE:            The Premises shall be used solely for
(ss. 4.1)                                 general office, research and
                                          development, design, light
                                          manufacturing, assembly, warehousing
                                          and any other legal use incidental
                                          thereto, but for no other purpose.

        O.      PERMITTED TENANT'S ALTERATIONS LIMIT:  $50,000
(ss.5.2)

        P.      TENANT'S LIABILITY INSURANCE MINIMUM:  $3,000,000.00
(ss.9.1)

        Q.      LANDLORD'S ADDRESS:       Divco West Group, LLC
(ss.1.3)                                  100 Park Center Plaza, Suite 425
                                          San Jose, California 95113
                                          Attn.: Property Manager

                With a copy to:           Divco West Group, LLC
                                          400 Hamilton Avenue, Fourth Floor
                                          Palo Alto, CA 94301
                                          Attn.: Asset Manager

        R.      TENANT'S ADDRESS:         2644 Bayshore Parkway
(ss. 1.3)                                 Mountain View, CA 94043
                                          Attn.: Steve Larson

        S.     RETAINED REAL ESTATE BROKERS: Colliers International representing
(ss.15.13)                                Landlord and Cushman & Wakefield of
                                          California, Inc. representing Tenant.

        T.      LEASE:                    This Lease includes the summary of the
(ss. 1.16)                                Basic Lease  Terms, the Lease, and the
                                          following exhibits and addenda:

                                          Exhibit A - Project Site Plan and
                                                      Outline of the Premises
                                                      and Remaining Premises
                                          Exhibit B - Work Letter for Tenant
                                                      Improvements
                                          Exhibit C - Acceptance Agreement

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                                          Exhibit D - Hazardous Material
                                                      Certificate
                                          Exhibit E - Landlord's Personal
                                                      Property
                                          Exhibit F - List of Deferred
                                                      Maintenance Work
                                          Exhibit G - Utility Allocation
                                                      Formula

        The foregoing Summary is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any term of the Summary shall mean the respective information set forth above and shall be construed to incorporate all of the terms provided under the particular paragraph pertaining to such information. In the event of any conflict between the Summary and the Lease, the Summary shall control.

                              ARTICLE 1 DEFINITIONS

        1.1 GENERAL: Any initially capitalized term that is given a special meaning by this Article 1, the Summary, or by any other provision of this Lease (including the exhibits attached hereto) shall have such meaning when used in this Lease or any addendum or amendment hereto unless otherwise clearly indicated by the context.

        1.2     ADDITIONAL RENT: The term "Additional Rent" is defined in
Section 3.2.

        1.3 ADDRESS FOR NOTICES: The term "Address for Notices" means the addresses set forth in SECTIONS Q AND R of the Summary; provided, however, that after the Commencement Date, Tenant's Address for Notices shall be the address of the Premises.

        1.4 AGENTS: The term "Agents" means the following: (i) with respect to Landlord, the employees and agents of Landlord; and (ii) with respect to Tenant, the employees, contractors, agents and invitees of Tenant and Tenant's subtenants and their respective agents, employees, contractors, and invitees.

        1.5 AGREED INTEREST RATE: The term "Agreed Interest Rate" means that interest rate determined as of the time it is to be applied that is equal to the lesser of (i) 3% in excess of the discount rate established by the Federal Reserve Bank of San Francisco as it may be adjusted from time to time, or (ii) the maximum interest rate permitted by Law.

        1.6 BASE MONTHLY RENT: The term "Base Monthly Rent" means the fixed monthly rent payable by Tenant pursuant to Section 3.1 which is specified in SECTION K of the Summary.

        1.7 BUILDING: The term "Building" means the building in which the Premises are located which Building is identified in SECTION F of the Summary.

1.8 COMMENCEMENT DATE: The term "Commencement Date" means the date that is the later of April 1, 2004, or the date Landlord has delivered possession of the Premises to Tenant.

        1.9 COMMON AREA: The term "Common Area" means all areas and facilities within the Project that are not designated by Landlord for the exclusive use of Tenant or any other lessee or other occupant of the Project, including the parking areas, access and perimeter roads, pedestrian sidewalks, landscaped areas, trash enclosures, recreation areas and the like.

        1.10 COMMON OPERATING EXPENSES: The term "Common Operating Expenses" is defined in Section 8.2.

        1.11 EFFECTIVE DATE: The term "Effective Date" means the date the last signatory to this Lease whose execution is required to make it binding on the parties hereto shall have executed this Lease.

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        1.12    EVENT OF TENANT'S DEFAULT: The term "Event of Tenant's Default"
is defined in Section 13.1.

        1.13 HAZARDOUS MATERIALS: The terms "Hazardous Materials" and "Hazardous Materials Laws" are defined in Section 7.2F.

        1.14 INSURED AND UNINSURED PERIL: The terms "Insured Peril" and "Uninsured Peril" are defined inP. 11.2E.

        1.15 LAW: The term "Law" means any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal or other government agency or authority having jurisdiction over the parties to this Lease or the Premises, or both, in effect either at the Effective Date or any time during the Lease Term, including, without limitation, any Hazardous Material Law (as defined in Section 7.2F) and the Americans with Disabilities Act, 42 U.S.C.ss.ss.12101 ET. SEQ. and any rules, regulations, restrictions, guidelines, requirements or publications promulgated or published pursuant thereto.

        1.16 LEASE: The term "Lease" means the Summary and all elements of this Lease identified in SECTION T of the Summary, all of which are attached hereto and incorporated herein by this reference.

        1.17 LEASE TERM: The term "Lease Term" or "Term" means the term of this Lease which shall commence on the Commencement Date and continue for the period specified in SECTION J of the Summary.

        1.18 LENDER: The term "Lender" means any beneficiary, mortgagee, secured party, lessor, or other holder of any Security Instrument.

        1.19 PERMITTED USE: The term "Permitted Use" means the uses specified in SECTION N of the Summary.

        1.20 PREMISES: The term "Premises" means that building area described in SECTION D of the Summary that is within the Building.

        1.21 PROJECT: The term "Project" means that real property and the improvements thereon which are specified in SECTION E of the Summary. Landlord reserves the right, in its sole and absolute discretion, to include such other buildings in the Project, to sell, transfer, assign or otherwise dispose of any building or parcel in the Project and elect to remove such building and/or parcel from the Project.

        1.22 PRIVATE RESTRICTIONS: The term "Private Restrictions" means all recorded covenants, conditions and restrictions, private agreements, reciprocal easement agreements, and any other recorded instruments affecting the use of the Premises which (i) exist as of the Effective Date, or (ii) are recorded after the Effective Date.

        1.23 REAL PROPERTY TAXES: The term "Real Property Taxes" is defined in Section 8.3.

        1.24 SCHEDULED COMMENCEMENT DATE: The term "Scheduled Commencement Date" means the date specified in SECTION I of the Summary.

        1.25 SECURITY INSTRUMENT: The term "Security Instrument" means any underlying lease, mortgage or deed of trust which now or hereafter affects the Project, and any renewal, modification, consolidation, replacement or extension thereof.

        1.26 SUMMARY: The term "Summary" means the Summary of Basic Lease Terms that immediately precedes Article I of this Lease.

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        1.27    TENANT'S ALTERATIONS: The term "Tenant's Alterations" or
"Tenant's Alteration" or "Tenant Alteration" means all improvements, additions, alterations, and fixtures installed in the Premises by Tenant.

        1.28 TENANT'S SHARE: The term "Tenant's Share" means the percentage obtained by dividing Tenant's gross leasable area in the Premises (as set forth D of the Summary, but subject to measurement as provided in Section 2.6 of this Lease) by the gross leasable area in the Building (as set forth in Section F of the Summary).

        1.29 TRADE FIXTURES: The term "Trade Fixtures" means (i) Tenant's inventory, furniture, signs, and business equipment, and (ii) anything affixed to the Premises by Tenant at its expense for purposes of trade, manufacture, ornament or domestic use (except replacement of similar work or material originally installed by Landlord) which can be removed without material injury to the Premises unless such thing has, by the manner in which it is affixed, become an integral part of the Premises.

                 ARTICLE 2 DEMISE, CONSTRUCTION, AND ACCEPTANCE

        2.1 DEMISE OF PREMISES: Landlord hereby leases to Tenant, and Tenant leases from Landlord, for the Lease Term upon the terms and conditions of this Lease, the Premises for Tenant's own use in the conduct of Tenant's business together with (i) the non-exclusive right to use the number of Tenant's Allocated Parking Stalls within the Common Area (subject to the limitations set forth in Section 4.5), and (ii) the non-exclusive right to use the Common Area for ingress to and egress from the Premises. Landlord reserves the use of the exterior walls, the roof and the area beneath and above the Premises, together with the right to install, maintain, use, and replace ducts, wires, conduits and pipes leading through the Premises in locations which will not materially interfere with Tenant's use of the Premises.

        2.2 COMMENCEMENT DATE: The Lease Term commences on the Commencement Date as defined in Section 1.8 of this Lease.

        2.3 CONSTRUCTION OF IMPROVEMENTS: Landlord is not obligated to construct any improvements or grant any allowances for the construction of the Tenant Improvements other than as set forth in Section 2.8 of this Lease and in EXHIBIT B including, without limitation, the grant of Landlord's Allowance and payment for Landlord's Work (as defined in EXHIBIT B to this Lease). Tenant may construct the Tenant Improvements as provided in EXHIBIT B to this Lease.

        2.4 DELIVERY AND ACCEPTANCE OF POSSESSION: If this Lease provides that Landlord must deliver possession of the Premises to Tenant on a certain date, and if Landlord is unable to deliver possession of the Premises to Tenant on or before such date for any reason whatsoever, then this Lease shall not be void or voidable except as provided in this paragraph, and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom. If the delay in delivery is due to any act or omission of Tenant or its employees, agents or contractors (including without limitation the failure to timely deliver plans, insurance certificates or other items as required by this Lease), then the delivery date shall be deemed the date the Premises would have been delivered but for such delays by Tenant.

                Notwithstanding the foregoing, if Landlord does not deliver possession of the Premises to Tenant within 180 days after the date this Lease has been fully executed by the parties, then Tenant (if the delay was not due to a Tenant Delay or otherwise due to the acts or omissions of Tenant or its employees, agents or contractors as provided above), shall have the right to terminate this Lease upon written notice to the Landlord at any time prior to the date Landlord delivers possession of the Premises to Tenant, whereupon any monies previously paid by Tenant to Landlord shall be reimbursed to Tenant. Tenant's election to terminate shall be Tenant's sole and exclusive remedy for a delay in delivery of possession of the Premises, unless the Premises have been vacated and possession surrendered by the existing tenant in such space and Landlord intentionally delays delivery of possession. Tenant shall accept possession of the Premises when delivered by Landlord.

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                Except as otherwise specifically provided in this Lease, Tenant agrees to accept possession of the Premises in its then existing condition, "AS-IS", including all patent and latent defects. Landlord represents and warrants to its actual knowledge as of the date hereof that:

                (i) Landlord does not have notice of a violation of any applicable Law regarding the physical condition of the Premises, the Building and the Project based on the current condition of the Premises, Building and Project and the applicable Laws in existence and as applied by the local governmental authority as of the date hereof;

                (ii) As of the Early Access Date (as defined in Section 2.5 below), the Premises will be in good and clean operating condition and repair and the electrical, mechanical, HVAC, plumbing, sewer, systems serving the Premises and the Building will be in good operating condition and repair; and

                (iii) As of the Early Access Date, the roof of the Building will be in good condition and water tight.

                Notwithstanding the foregoing, Landlord agrees that it will make all repairs to remedy a defective condition (as opposed to repairs and maintenance required due to ordinary wear and tear and other normal and customary service) with respect to the HVAC system serving the Premises for a period of twelve (12) months following the Early Access Date; provided that such repair work is not required due to any negligence, misuse, willful misconduct or fault of Tenant or any of Tenant's Agents or due to any alterations, fixturing or other work done by Tenant or any of its Agents. In addition, if there is a breach of the representation and warranty provided in paragraph (ii) above and Tenant notifies Landlord of such breach within thirty (30) days after the Early Access Date and any work necessary to remedy such breach is not due to any negligence, misuse, willful misconduct or fault of Tenant or any of Tenant's Agents or due to any alterations, fixturing or other work done by Tenant or any of its Agents, then Landlord, at its expense, agrees to undertake the work to remedy such breach as soon as is commercially reasonable.

                Tenant's acceptance of the Premises shall not be deemed a waiver of Tenant's right to have defects in the structural portions of the Premises repaired at no cost to Tenant. Within five (5) business days after request by Landlord, Tenant shall execute an acceptance agreement substantially in the form attached as EXHIBIT C, appropriately completed. The failure of Landlord to request such acceptance agreement or the failure of Tenant to execute such agreement shall not delay the Commencement Date or the date by which Tenant must commence paying any rent under this Lease.

        2.5 EARLY OCCUPANCY: The parties estimate that Tenant may have, and Tenant shall have the right to, access to the Premises on within three (3) days after the complete execution of this Lease by Landlord and Tenant ("Early Access Date"), in order to move and arrange certain cubicles for Tenant's occupancy under this Lease and construct the Tenant Improvements; provided, however, that Tenant and its Agents shall use its best efforts not to unreasonably interfere with the business or occupancy of the other space in the Building by the existing tenant, other than the reasonable and customary noise generated by construction of the Tenant Improvements in the Premises. In addition, Tenant may occupy and use approximately 15,000 square feet of gross leasable area in the portion of the Premises outlined in EXHIBIT A as the "Office Area" and conduct its business therein prior to the actual Commencement Date, but not earlier than February 15, 2004. Tenant agrees to comply with all of the terms and provisions of this Lease during access and/or occupancy of the Premises prior to the Commencement Date, except that in the event Tenant occupies the Office Area and commences the operation of its business therein, then (a) Tenant shall pay Base Monthly Rent in the amount equal to $1.00 per square foot, per month, of gross leasable area in the Office Area, and (b) Tenant shall pay Tenant's Share of the Office Area of Additional Rent for Common Operating Expenses, Taxes and all other charges under this Lease. Such Base Monthly Rent and Additional Rent and other charges shall be paid in advance for this period in

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lawful money of the United States, without any abatement, deduction or offset whatsoever (except as specifically provided in Section 11.4 and Section 12.3), and without any prior demand therefor.

        2.6 OPTION TO EXTEND AND RENT DURING THE EXTENDED PERIOD. Tenant shall have two (2) options to extend (the "Extension Option") the Lease Term for a period of five (5) years each (each 5 year period shall be referred to as the "Extension Period") by giving written notice of exercise of such option ("Extension Option Notice") at least two hundred seventy (270) days, but not more than three hundred sixty-five (365) days, prior to the expiration of the initial Lease Term or the extension term, as the case may be. The Extension Period shall commence, if at all, immediately following the expiration of the initial Lease Term or extension term, as the case may be. If Tenant is in default in the payment of any rent (after notice and the expirations of the applicable cure period) under any term or provision of this Lease on the date of giving an Extension Option Notice, or if Tenant is in default in the payment of any rent (after notice and the expiration of the applicable cure period) under any term or provision of this Lease on the date of the Extension Period is to commence, the Extension Period at the option of Landlord shall not commence and the Lease Term shall expire at the end of initial Term or extension term, as the case may be. Each Extension Period shall be upon all of the terms and provisions of this Lease, except that (i) the Base Monthly Rent during such Extension Period shall be one hundred percent (100%) of then Fair Market Rent, (ii) Tenant shall not have any right or option to extend the Lease Term beyond the two (2) Extension Periods, (iii) any work, allowances, free or reduced rent or concession provided, granted or available to Tenant at or in connection with the commencement of the initial Lease Term will not apply. The foregoing option to extend is personal to the original Tenant signing this Lease, but not be assigned or transferred by any assignee, sublessee or transferee under a Transfer (except a Permitted Transfer).

                A. FAIR MARKET RENT. The term "Fair Market Rent" for purposes of determining Base Monthly Rent during the Extension Period shall mean the base monthly rent generally applicable to similar leases in like buildings for space of comparable size, age, quality of the Premises in Mountain View, California projected as of the first day of the Extension Period by giving due consideration for the quality of the Building and improvements therein (including the quality of the then existing improvements in the Premises but excluding any alterations or improvements, other than the initial Tenant Improvements and Landlord's Work, installed in the Premises at Tenant's expense), for a term comparable to the Extension Period at the time the commencement of the Extension Period is scheduled to commence, without any deduction for amortization or cost of tenant improvements or commissions incurred by Landlord, and otherwise subject to the terms and conditions of this Lease that will be applicable during the Extension Period.

                B. PROCEDURE TO DETERMINE FAIR MARKET RENT. Landlord shall notify Tenant in writing of Landlord's determination of the Fair Market Rent ("Landlord's FMR") after receipt of the Extension Option Notice. Within thirty
(30) days after receipt of such written notice of Landlord's FMR, Tenant shall have the right either to: (i) accept Landlord's FMR, or (ii) elect to have the Fair Market Rent determined in accordance with the appraisal procedure set forth below. The failure of Tenant to provide written notice of its election under the preceding sentence shall be deemed a rejection of Landlord's FMR.

                C. APPRAISERS. If Tenant has elected to have the Fair Market Rent determined by an appraisal, then within ten (10) days after receipt of Tenant's written notice of such an election, each party, by giving written notice to the other party, shall appoint an appraiser to render a written opinion of the Fair Market Rent for the Extension Period. Each appraiser must be a member of the Appraisal Institute of America (MAI) for at least five years and with at least five years experience in the appraisal of rental rates of office buildings in the area in which the Building is located and otherwise unaffiliated with either Landlord or Tenant. The two appraisers shall render their written opinion of the Fair Market Rent for the Extension Period to Landlord and Tenant within thirty (30) days after the appointment of the second appraiser. If the Fair Market Rent of each appraiser is within five percent (5%) of each other, then the average of the two appraisals of Fair Market Rent shall be the Base Monthly Rent for the Extension Period. If one party does not appoint its appraiser as provided above, then the one appointed shall determine the Fair Market Rent. The Fair Market Rent so determined under this section shall be binding on Landlord and Tenant.

                C       THIRD APPRAISER. If the Fair Market Rent determined by
the appraisers is more than five percent (5%) apart, then the two appraisers shall pick a third appraiser within ten (10) days after the two appraisers have rendered their opinions of Fair Market Rent as provided above. If the two appraisers are unable to agree on the third appraiser within said ten (10) day period, Landlord and Tenant shall mutually agree on the third appraiser within ten (10) days thereafter and if the parties fail to agree within said time period, then at the request of either Landlord or Tenant, such third appraiser shall be promptly appointed by the then Presiding Judge of the Superior Court of the State of California for the County where the Premises are located.. The third appraiser shall be a person who has not previously acted in any capacity for either party and must meet the qualifications stated above.

                D. IMPARTIAL APPRAISAL. Within thirty (30) days after its appointment, the third appraiser shall render its written opinion of the Fair Market Rent for the Extension Period ("Third Opinion"). If the fair market rent set forth in the Third Opinion is equidistant from the fair market rent determination of Landlord's and Tenant's appraiser, then the fair market rent contained in the Third Opinion shall be the Base Monthly Rent during the Extension Period. If the fair market rent of the Third Opinion is not equidistant from the fair market rent made by Landlord's and Tenant's appraiser, then the two closest fair market determinations made by Landlord's appraiser, Tenant's appraiser and the Third Opinion shall be average and such average shall be the Base Monthly Rent during the Extension Period. The fair market rent determined in accordance with the foregoing procedure shall be binding on the parties

                E. APPRAISAL COSTS. Each party shall bear the cost of its own appraiser and one-half (1/2) the cost of the third appraiser.

                F. ACKNOWLEDGMENT OF RENT. After the Fair Market Rent for the Extension Period has been established in accordance with the foregoing procedure, Landlord and Tenant shall promptly execute an amendment to this Lease to reflect the Base Monthly Rent for the Extension Period.

        2.7 EXISTING FURNITURE. The furniture and personal property referred to in EXHIBIT E ("Landlord's Personal Property") attached hereto is currently located in the Premises and Tenant may use such Landlord's Personal Property during the Lease Term while Tenant is leasing and occupying the Premises, at no extra charge. Tenant shall have the right to remove any or all of Landlord's Personal Property from the Premises at any time during the Term of the Lease and, at Tenant's election, either return the same to Landlord (or dispose of such property if requested by Landlord) and forfeit the right to thereafter use the returned items of Landlord's Personal Property or, at Tenant's cost, store such Landlord's Personal Property and retain the right to use it (and take title to it) at any later time during the Term of the Lease, provided Tenant is not then in default of this Lease. At the expiration or sooner termination of the Lease and provided that Tenant has performed all of its obligations under this Lease, Landlord shall transfer all of its right, title and interest in Landlord's Personal Property to Tenant (other than any returned portion of Landlord's Personal Property) and Landlord's Personal Property shall become the property of Tenant. In connection therewith, Landlord shall execute a quit claim bill of sale without any warranty (other than a limited warranty that Landlord has title to the Personal Property) and otherwise in a form reasonably acceptable to Landlord and Tenant to effectuate such transfer of its right, title and interest. In connection with such transfer, Tenant agrees to be solely responsible for the payment of any sales tax with respect to such personal property and to indemnify, defend and hold harmless Landlord in connection with any claim for payment of sales tax for such personal property.

                In addition, Tenant shall have the right to elect to have Landlord transfer its right, title and interest to Landlord's Personal Property prior to the expiration or earlier termination of the Lease, provided Tenant is not in default of this Lease, in the event Tenant desires to use Landlord's Personal Property in premises other than the Premises. In such case, Tenant shall provide Landlord with written notice of such election and Landlord shall thereafter promptly execute a quit claim bill of sale without any warranty (other than a limited warranty that Landlord has title to the Personal Property) and otherwise in a form reasonably acceptable to Landlord and Tenant to effectuate such transfer.

                Landlord makes no representation or warranty whatsoever with respect to the condition of Landlord's Personal Property or its suitability for Tenant's use, such use to be on an "AS-IS" basis. If the Lease Term is terminated due to a default by Tenant, a casualty or condemnation, Tenant shall have no right to any of Landlord's Personal Property. As long as Tenant is using Landlord's Personal Property, Tenant shall be responsible for any damage to Landlord's Personal Property subject to reasonable wear and tear, casualty and Hazardous Materials (except to the extent emitted by Tenant), except if caused by Landlord or any of its Agents. Landlord shall not be obligated to repair or replace Landlord's Personal Property, or any part thereof, whether any such Landlord's Personal Property is damaged by any casualty or is lost or stolen.

        2.8 DEFERRED MAINTENANCE. Landlord acknowledges and agrees that some deferred maintenance exists at the Project. Landlord agrees to repair, at Landlord's sole cost and expense, the items of deferred maintenance listed on EXHIBIT F as soon as is commercially reasonable with commencement of such work based on the schedule for such work in EXHIBIT F.

        2.9 OPTION TO EXPAND. Landlord and Tenant acknowledge that another tenant (the "Existing Tenant") leases from Landlord the remaining premises in the Building (the "Remaining Premises"), which contain 21,163 gross leasable square feet and are outlined on EXHIBIT A, pursuant to a lease between Landlord and the Existing Tenant (the "Existing Tenant Lease"). Tenant shall have the option to lease the Remaining Premises at the expiration of the term of the Existing Tenant Lease, the expiration of which is currently scheduled to occur on January 31, 2007 ("Existing Lease Expiration Date"), which option must be exercised by written notice to Landlord no later than 270 days prior to the Existing Lease Expiration Date. If Tenant elects to lease the Remaining Premises, such Remaining Premises shall be subject shall be at the same monthly per square foot Base Monthly Rent rates that are applicable to the Premises, as such rates change from time to time, and on the other terms and conditions as contained in the Lease, except that there will not be any concession, allowance, including without limitation, Landlord Allowance, or work required of Landlord in connection therewith. The lease of the Remaining Premises will be in its then AS IS condition. Tenant will commence paying all rent for the Remaining Premises as of the date Landlord delivers possession of the Remaining Premises to Tenant. If Tenant elects to lease the Remaining Premises, the parties shall thereafter execute an amendment to this Lease adding the Remaining Premises to the Lease. In the event the Existing Tenant Lease terminates prior to the scheduled expiration date, Landlord shall provide Tenant with notice of such termination and Tenant shall have ten (10) days to decide whether or not to exercise its right to lease the Remaining Premises. The failure of Tenant to provide its written notice to lease the Remaining Premises within the applicable time period provided above shall be deemed an election not to lease the Remaining Premises. If Tenant elects (or is deemed to have elected) not to lease the Remaining Premises, any right to lease the Remaining Premises shall be null and void and of no further force or effect. Tenant's rights under this Section 2.8 are personal to the original party signing this Lease as Tenant and its transferee under a Permitted Transfer.

                                 ARTICLE 3 RENT

        3.1 BASE MONTHLY RENT: Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay to Landlord the Base Monthly Rent set forth in SECTION K of the Summary.

        3.2 ADDITIONAL RENT: Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay the following as additional rent (the "Additional Rent"): (i) any late charges or interest due Landlord pursuant to Section 3.4; (ii) Tenant's Share of Common Operating Expenses as provided in Section 8.1; (iii) Landlord's share of any Subrent received by Tenant upon certain assignments and sublettings as required by
Section 14.1; (iv) any legal fees and costs due Landlord pursuant to Section 15.9; and (v) any other charges due Landlord pursuant to this Lease.

        3.3 PAYMENT OF RENT: Concurrently with the execution of this Lease by both parties, Tenant shall pay to Landlord the amount set forth in SECTION L of the Summary as prepayment of rent for credit against the first installment(s) of Base Monthly Rent. The term "Rent" or "rent" shall mean Base Monthly Rent, Additional Rent and other sums required to be paid by Tenant under this Lease. All rent required to be paid in monthly installments shall be paid in advance on the first day of each calendar month during the Lease Term. All rent shall be paid in lawful money of the United States, without any abatement, deduction or offset whatsoever (except as specifically provided in Section 11.4 and Section 12.3), and without any prior demand therefor. Rent shall be paid to Landlord at its address set forth in SECTION Q of the Summary, or at such other place as Landlord may designate from time to time. Tenant's obligation to pay Base Monthly Rent and Tenant's Share of Common Operating Expenses shall be prorated at the commencement and expiration of the Lease Term.

        3.4     LATE CHARGE, INTEREST AND QUARTERLY PAYMENTS:

                (a) LATE CHARGE. Tenant acknowledges that the late payment by Tenant of any installment of rent, or any other sum of money required to be paid by Tenant under this Lease, will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs and expenses will include, without limitation, attorneys' fees, administrative and collection costs, and processing and accounting expenses and other costs and expenses necessary and incidental thereto. If any Base Monthly Rent or Additional Rent is not received by Landlord from Tenant when such payment is due, then Tenant shall immediately pay to Landlord a late charge equal to 5% of such delinquent rent as liquidated damages for Tenant's failure to make timely payment; provided, however, that Landlord agrees that Tenant shall not have to pay such late charge if it makes its payment in full within five (5) days after receipt of written notice from Landlord, except that this notice and cure period shall only be applicable for the first two times each calendar year that Tenant fails to pay any Rent. If Landlord has provided two notices of a late payment or default during a calendar year, Landlord shall not be obligated to provide any notice thereafter for the remainder of such calendar year and such late charge shall be due if payment is not made when due without any grace period or notice. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay any rent due under this Lease in a timely fashion, including any right to terminate this Lease pursuant to Section 13.2B.

                (b) INTEREST. If any rent remains delinquent for a period in excess of five (5) days after written notice from Landlord that such payment is due then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not paid when due at the Agreed Interest Rate following the date such amount became due until paid.


                            ARTICLE 4 USE OF PREMISES

        4.1 LIMITATION ON USE: Tenant shall use the Premises solely for the Permitted Use specified in SECTION N of the Summary. There shall not be any change in use without the prior written consent of Landlord which will not be unreasonably withheld. Tenant shall not do anything in or about the Premises which will (i) cause structural injury to the Building, or (ii) cause damage to any part of the Building except to the extent reasonably necessary for the installation of Tenant's Trade Fixtures and Tenant's Alterations, and then only in a manner which has been first approved by Landlord in writing. Tenant shall not operate any equipment within the Premises which will (i) materially damage the Building or the Common Area, (ii) overload existing electrical systems or other mechanical equipment servicing the Building, (iii) impair the efficient operation of the sprinkler system or the heating, ventilating or air conditioning ("HVAC") equipment within or servicing the Building, or (iv) damage, overload or corrode the sanitary sewer system. Tenant shall not attach, hang or suspend anything from the ceiling, roof, walls or columns of the Building or set any load on the floor in excess of the load limits for which such items are designed. Any dust, fumes, or waste products generated by Tenant's use of the Premises shall be contained and disposed so that they do not (i) create an unreasonable fire or health hazard in violation of applicable Laws, (ii) damage the Premises in violation of the Lease, or (iii) result in the violation of any Law. Except as approved by Landlord, Tenant shall not change the exterior of the Building or install any equipment or antennas on or make any penetrations of the exterior or roof of the Building. Tenant shall not commit any waste in or about the Premises, and Tenant shall keep the Premises in a neat, clean, attractive and orderly condition, free of any nuisances. If Landlord designates a standard window covering for use throughout the Building, Tenant shall use this standard window covering to cover all windows in the Premises. Tenant shall not conduct on any portion of the Premises or the Project any sale of any kind, including any public or private auction, fire sale, going-out-of-business sale, distress sale or other liquidation sale.

                The Building has been leased by an existing tenant, which will continue to lease the portion of the premises in the Building not included in the Premises leased to Tenant under this Lease. Tenant agrees that it will not undertake any improvements, alterations or other work or take any steps that will cause an interruption in any utility system serving the Building that could affect any portion of the Building leased to another tenant in the Building without the prior written consent of Landlord, which shall not be unreasonably withheld. If such work is required, Tenant shall provide at least 10 days prior written notice to Landlord detailing the work, when it would start and be completed and when any utility service would need to be interrupted, all of which will be subject to the reasonable approval of Landlord. Tenant agrees to cooperate with Landlord and any other tenant in the Building to ensure that utility service is not interrupted. Landlord will have the right to require that any such work be performed outside of normal business hours and/or to require Tenant to provide supplemental or alternative utility service at sufficient levels for all other tenants in the Building to continue to operate during any periods of interruption.

        4.2 COMPLIANCE WITH REGULATIONS: Tenant shall not use the Premises in any manner which violates any Laws or Private Restrictions which affect the Premises. Tenant shall abide by and promptly observe and comply with all Laws and Private Restrictions. Tenant shall not use the Premises in any manner which will cause a cancellation of any insurance policy covering Tenant's Alterations or any improvements installed by Landlord at its expense or which poses an unreasonable risk of damage or injury to the Premises. Tenant shall not sell, or permit to be kept, used, or sold in or about the Premises any article which may be prohibited by the standard form of fire insurance policy. Tenant shall comply with all reasonable requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain the insurance coverage carried by either Landlord or Tenant pursuant to this Lease.

        4.3 OUTSIDE AREAS: No materials, supplies, tanks or containers, equipment, finished products or semi-finished products, raw materials, inoperable vehicles or articles of any nature shall be stored upon or permitted to remain outside of the Premises except in fully fenced and screened areas outside the Building which have been designed for such purpose and have been approved in writing by Landlord for such use by Tenant.

        4.4 SIGNS: Tenant shall not place on any portion of the Premises any sign, placard, lettering in or on windows, banner, displays or other advertising or communicative material which is visible from the exterior of the Building without the prior written approval of Landlord. All such approved signs shall strictly conform to all Laws, Private Restrictions, and Landlord's sign criteria then in effect and shall be installed at the expense of Tenant. Tenant shall maintain such signs in good condition and repair. Notwithstanding the foregoing, Tenant, at its expense, shall have the right to install a monument sign on Shoreline Parkway to identify its business and a back-lit sign on the Building above the Shoreline Parkway lobby entrance, the exact location, size, design and other details of which shall be subject to Landlord's further reasonable approval, provided that Tenant obtains all necessary governmental approvals for such signs. At its expense, Tenant shall be responsible for the repair and maintenance of such signs. At its expense, Tenant shall remove such signs and the restoration of any damaged area by the expiration or earlier termination of the Term of this Lease.

        4.5 PARKING: Tenant is allocated and shall have the non-exclusive right to use not more than the number of Tenant's Allocated Parking Stalls contained within the Project described in SECTION H of the Summary for its use and the use of Tenant's Agents, the location of which may be designated from time to time by Landlord. Tenant shall not at any time use more parking spaces than the number so allocated to Tenant or park its vehicles or the vehicles of others in any portion of the Project not designated by Landlord as a non-exclusive parking area. Tenant shall not have the exclusive right to use any specific parking space. If Landlord grants to any other tenant the exclusive right to use any particular parking space(s), Tenant shall not use such spaces. Landlord reserves the right, after having given Tenant reasonable written notice, to have any vehicles owned by Tenant or Tenant's Agents utilizing parking spaces in excess of the parking spaces allowed for Tenant's use to be towed away at Tenant's cost. All trucks and delivery vehicles shall be (i) parked at the rear of the Building, (ii) loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Project, and
(iii) permitted to remain on the Project only so long as is reasonably necessary to complete loading and unloading. In the event Landlord elects or is required by any Law to limit or control parking in the Project, whether by validation of parking tickets or any other method of assessment, Tenant agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time to time established by Landlord.

        4.6 RULES AND REGULATIONS: Landlord may from time to time promulgate reasonable and nondiscriminatory rules and regulations applicable to all occupants of the Project for the care and orderly management of the Project and the safety of its tenants and invitees. Such rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant, and Tenant agrees to abide by such rules and regulations. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible for the violation by any other tenant of the Project of any such rules and regulations.

                    ARTICLE 5 TRADE FIXTURES AND ALTERATIONS

        5.1 TRADE FIXTURES: Throughout the Lease Term, Tenant may provide and install, and shall maintain , any Trade Fixtures required in the conduct of its business in the Premises, except to the extent (a) any Trade Fixture will use, generate, store or dispose of any Hazardous Material in which case the prior written consent of Landlord in its reasonable discretion shall be required before such Trade Fixture may be installed, except for a cabinet where Tenant will store chemicals used in the normal and customary conduct of its business at the Premsises, or (b) any Trade Fixture will constitute a Tenant Alteration, in which case it shall be subject to the requirements set forth below for the construction of a Tenant Alteration, including, without limitation, the prior written consent of Landlord. All Alterations and Trade Fixtures shall remain Tenant's property. Except for Alterations which cannot be removed without structural injury to the Premises, at any time Tenant may remove the Trade Fixtures from the Premises, provided that Tenant repairs all damage caused by such removal. Landlord shall have no lien or other interest in any item of the Trade Fixtures.

        5.2 TENANT'S ALTERATIONS: Construction by Tenant of a Tenant Alteration shall be governed by the following:

                A. CONSENT REQUIRED. Tenant shall not construct any Tenant's Alterations or otherwise alter the Premises without Landlord's prior written approval, which will not be unreasonably withheld unless such Tenant Alteration affects areas outside of the Premises or the exterior of the Building or the structural parts of the Building, in which case Landlord may withhold its consent in its reasonable discretion. Notwithstanding the foregoing, Landlord's consent shall not be required for any Alteration to the interior of the Premises that complies with the following requirements: (a) does not affect the roof or any area outside of the Premises or require work inside the walls or above the ceiling of the Premises; (c) does not affect the structural parts of the Building or the electrical, plumbing, HVAC or sprinkler or life safety systems; and (d) costs less than the Permitted Tenant Alterations Limit specified in Section O of the Summary per work of improvement

(herein referred to as "Minor Alteration"). Tenant shall provide Landlord with written notice of any Minor Alteration for which Tenant obtains a building permit. In the event Landlord's approval for any Tenant's Alterations is required, Tenant shall not construct the Tenant Alteration until Landlord has approved in writing the plans and specifications therefor, and such Tenant's Alterations shall be constructed substantially in compliance with such approved plans and specifications by a licensed contractor first approved by Landlord. All Tenant's Alterations constructed by Tenant shall be constructed by a licensed contractor in accordance with all Laws using materials of good quality.

                B. OTHER REQUIREMENTS. Tenant shall not commence construction of any Tenant's Alterations until (i) all required governmental approvals and permits have been obtained (to the extent such approvals and permits are required to commence such Alterations, so long as any required governmental approval and permits are obtained in connection with the completion of the Alterations), (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant has given Landlord at least five days' prior written notice of its intention to commence such construction, and (iv) if reasonably requested by Landlord, Tenant has obtained contingent liability and broad form builders' risk insurance in an amount reasonably satisfactory to Landlord if there are any perils relating to the proposed construction not covered by insurance carried pursuant to Article 9.

                C. RESTORATION. All Tenant's Alterations shall remain the property of Tenant during the Lease Term but shall not be altered or removed from the Premises. At the expiration or sooner termination of the Lease Term, all Tenant's Alterations shall be surrendered to Landlord as part of the realty and shall then become Landlord's property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof; provided, however, that if Landlord requires Tenant to remove any Tenant's Alterations, Tenant shall so remove such Tenant's Alterations prior to the expiration or sooner termination of the Lease Term. Notwithstanding the foregoing, Tenant shall not be obligated to remove any Tenant's Alterations with respect to which the following is true: (i) Tenant was required, or elected, to obtain the approval of Landlord to the installation of the Tenant Alteration in question; and (ii) at the time Landlord granted its approval, it informed Tenant that it would require Tenant to remove such Leasehold Improvement at the expiration of the Lease Term.

        5.3 ALTERATIONS REQUIRED BY LAW: Tenant shall make any alteration, addition or change of any sort to the Premises that is required by any Law because of (i) Tenant's particular use (other than the Permitted Use) or change of use of the Premises; (ii) Tenant's application for any permit or governmental approval; or (iii) Tenant's construction or installation of any Tenant's Alterations or Trade Fixtures. Any other alteration, addition, or change required by Law which is not the responsibility of Tenant pursuant to the foregoing shall be made by Landlord (subject to Landlord's right to reimbursement from Tenant specified in Section 5.4).

        5.4 AMORTIZATION OF CERTAIN CAPITAL IMPROVEMENTS: Tenant shall pay Additional Rent in the event Landlord reasonably elects or is required to make any of the following kinds of capital improvements to the Project: (i) capital improvements required to be constructed in order to comply with any Law (excluding any Hazardous Materials Law) not in effect or applicable to the Project as of the Commencement Date; (ii) modification of existing or construction of additional capital improvements or building service equipment for the purpose of reducing the consumption of utility services or Common Operating Expenses of the Project; and (iii) replacement of capital improvements or building service equipment existing as of the Effective Date when required because of normal wear and tear. The amount of Additional Rent Tenant is to pay with respect to each such capital improvement shall be determined as follows:

                A. AMORTIZATION PERIOD. All costs paid by Landlord to construct such improvements (including financing costs) shall be amortized over the useful life of such improvement (as reasonably determined by Landlord in accordance with generally accepted property management practices taking into account Landlord's obligation to repair and maintain the Project to a certain minimum standard as required under this Lease) with interest on the unamortized balance at the then prevailing market rate Landlord would pay if it borrowed funds to construct such improvements from an institutional lender, and Landlord shall inform Tenant of the monthly amortization payment required to so amortize such costs, and shall also provide Tenant with the information upon which such determination is made.

                B. PAYMENT. As Additional Rent, Tenant shall pay at the same time the Base Monthly Rent is due an amount equal to Tenant's Share of that portion of such monthly amortization payment fairly allocable to the Building (as reasonably determined by Landlord) for each month after such improvements are completed until the first to occur of (i) the expiration of the Lease Term (as it may be extended), or (ii) the end of the term over which such costs were amortized.

        5.5 MECHANIC'S LIENS: Tenant shall keep the Project free from any liens and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant or Tenant's Agents relating to the Project. If any claim of lien is recorded (except those caused by Landlord or Landlord's Agents), Tenant shall bond against or discharge the same within 10 days after the same has been recorded against the Project. Should any lien be filed against the Project or any action be commenced affecting title to the Project, the party receiving notice of such lien or action shall immediately give the other party written notice thereof.

        5.6 TAXES ON TENANT'S PROPERTY: Tenant shall pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed against Tenant or Tenant's estate in this Lease or the property of Tenant situated within the Premises which become due during the Lease Term. If any tax or other charge is assessed by any governmental agency because of the execution of this Lease, such tax shall be paid by Tenant. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.

                        ARTICLE 6 REPAIR AND MAINTENANCE

        6.1     TENANT'S OBLIGATION TO MAINTAIN: Except as otherwise provided in
Section 6.2, Section 11.1, and Section 12.3, Tenant shall be responsible for the following during the Lease Term:

                A. GENERAL. Tenant shall clean and maintain in good order, condition, and repair and replace when necessary the Premises and every part thereof, through regular inspections and servicing, including, but not limited to: (i) all plumbing and sewage facilities (including all sinks, toilets, faucets and drains), and all ducts, pipes, vents or other parts of the HVAC or plumbing system which serve only the Premises; (ii) all fixtures, interior walls, floors, carpets and ceilings; (iii) all windows, doors, entrances, plate glass, showcases and skylights (including cleaning both interior and exterior surfaces); (iv) all electrical facilities and all equipment (including all lighting fixtures, lamps, bulbs, tubes, fans, vents, exhaust equipment and systems) which serve only the Premises; and (v) any automatic fire extinguisher equipment in the Premises.

                B. UTILITIES AND GLASS. With respect to utility facilities serving the Premises (including electrical wiring and conduits, gas lines, water pipes, and plumbing and sewage fixtures and pipes), Tenant shall be responsible for the maintenance and repair of any such facilities which serve only the Premises, including all such facilities that are within the walls or floor, or on the roof of the Premises, and any part of such facility that is not within the Premises, but only up to the point where such facilities join a main or other junction (e.g., sewer main or electrical transformer) from which such utility services are distributed to other parts of the Project as well as to the Premises.

                C. WINDOWS. Tenant shall replace any damaged or broken glass in the Premises (including all interior and exterior doors and windows) with glass of the same kind, size and quality. Tenant shall repair any damage to the Premises (including exterior doors and windows) caused by vandalism or any unauthorized entry to the extent the same is not covered by Landlord's insurance required under this Lease or otherwise carried by Landlord. Tenant shall maintain continuously throughout the Lease Term a service contract for the washing of all windows (both interior and exterior surfaces) in the Premises with a contractor approved by Landlord, which contract provides for the periodic washing of all such windows at least once every 120 days during the Lease Term. Tenant shall furnish Landlord with copies of all such service contracts, which shall provide that they may not be canceled or changed without at least 30 days' prior written notice to Landlord.

                D. HVAC. Tenant shall (i) maintain, repair and replace when necessary all HVAC equipment which services only the Premises, and shall keep the same in good condition through regular inspection and servicing, and (ii) maintain continuously throughout the Lease Term a service contract for the maintenance of all such HVAC equipment with a licensed HVAC repair and maintenance contractor approved by Landlord, which contract provides for the periodic inspection and servicing of the HVAC equipment at least once every 60 days during the Lease Term. Notwithstanding the foregoing, Landlord may elect at any time to assume responsibility for the maintenance, repair and replacement of such HVAC equipment which serves only the Premises. Tenant shall furnish Landlord with copies of all such service contracts, which shall provide that they may not be canceled or changed without at least 30 days' prior written notice to Landlord.

                E. STANDARDS. All repairs and replacements required of Tenant shall be promptly made with new materials of like kind and quality. If the work affects the structural parts of the Building or if the estimated cost of any item of repair or replacement is in excess of the Permitted Tenant's Alterations Limit, then Tenant shall first obtain Landlord's written approval of the scope of the work, plans therefor, materials to be used, and the contractor.

        6.2 LANDLORD'S OBLIGATION TO MAINTAIN: Landlord shall repair, maintain and operate the Common Area and repair and maintain the roof, exterior and structural parts of the building(s), and any item not covered in Section 6.1, located on the Project so that the same are kept in good order and repair. If there is central HVAC or other building service equipment and/or utility facilities serving portions of the Common Area and/or both the Premises and other parts of the Building, Landlord shall maintain and operate (and replace when necessary) such equipment. Landlord may engage contractors of its choice to perform the obligations required of it by this Article, and the necessity of any expenditure to perform such obligations shall be at the sole discretion of Landlord.

        6.3 CONTROL OF COMMON AREA: Landlord shall at all times have exclusive control of the Common Area. Landlord shall have the right, without the same constituting an actual or constructive eviction and without entitling Tenant to any abatement of rent, to: (i) close any part of the Common Area to whatever extent required in the opinion of Landlord's counsel to prevent a dedication thereof or the accrual of any prescriptive rights therein; (ii) temporarily close the Common Area to perform maintenance or for any other reason deemed sufficient by Landlord; (iii) change the shape, size, location and extent of the Common Area; (iv) eliminate from or add to the Project any land or improvement, including multi-deck parking structures; (v) make changes to the Common Area including, without limitation, changes in the location of driveways, entrances, passageways, doors and doorways, elevators, stairs, restrooms, exits, parking spaces, parking areas, sidewalks or the direction of the flow of traffic and the site of the Common Area; and/or (vi) remove unauthorized persons from the Project. Tenant shall keep the Common Area clear of all obstructions created or permitted by Tenant. If in the opinion of Landlord unauthorized persons are using any of the Common Area by reason of the presence of Tenant in the Building, Tenant, upon demand of Landlord, shall restrain such unauthorized use by appropriate proceedings. In exercising any such rights regarding the Common Area, (i) Landlord shall make a reasonable effort to minimize any disruption to Tenant's business, and (ii) Landlord shall not exercise its rights to control the Common Area in a manner that would materially interfere with Tenant's use of the Premises without first obtaining Tenant's consent. Landlord shall have no obligation to provide guard services or other security measures for the benefit of the Project. Tenant assumes all responsibility for the protection of Tenant and Tenant's Agents from acts of third parties; provided, however, that nothing contained herein shall prevent Landlord, at its sole option, from providing security measures for the Project. Landlord shall not exercise any rights under this Section 6.3, if such exercise would unreasonably interfere with Tenant's use of or access to the

Premises or materially increase the obligations or materially decrease the rights of Tenant under the Lease, except when required in an emergency or when making repairs. Landlord shall use its commercially reasonable efforts to minimize any disruption to Tenant.

                     ARTICLE 7 WASTE DISPOSAL AND UTILITIES

        7.1 WASTE DISPOSAL: Tenant shall store its waste either inside the Premises or within outside trash enclosures that are fully fenced and screened in compliance with all Private Restrictions, and designed for such purpose. All entrances to such outside trash enclosures shall be kept closed, and waste shall be stored in such manner as not to be visible from the exterior of such outside enclosures. Tenant shall cause all of its waste to be regularly removed from the Premises at Tenant's sole cost. Tenant shall keep all fire corridors and mechanical equipment rooms in the Premises free and clear of all obstructions at all times.

        7.2 HAZARDOUS MATERIALS: Landlord and Tenant agree as follows with respect to the existence or use of Hazardous Materials on the Project:

                A. HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE. Prior to executing this Lease, Tenant has delivered to Landlord Tenant's executed initial Hazardous Materials Disclosure Certificate, in the form attached hereto as EXHIBIT D (the "Initial Hazardous Materials Certificate"). Tenant covenants, represents and warrants to Landlord that the information in the Initial Hazardous Materials Certificate is true and correct and accurately describes the use(s) of Hazardous Materials which will be made and/or used on the Premises by Tenant. Tenant shall, commencing with the date which is one year from the Commencement Date and continuing every year thereafter, deliver to Landlord, an executed and updated Hazardous Materials Disclosure Certificate, substantially in the form attached hereto as EXHIBIT D (the "Annual Hazardous Materials Certificate") describing Tenant's then present use of Hazardous Materials on the Premises, and any other reasonably necessary documents as requested by Landlord.

                B. HAZARDOUS MATERIAL USAGE. Tenant shall not be entitled to use, store, generate, transport or dispose of any Hazardous Materials (herein referred to as "Hazardous Materials Usage") on, in, or about any portion of the Premises and the Project without, in each instance, obtaining Landlord's prior written consent thereto in its sole and absolute discretion. If Landlord, in its reasonable discretion, consents in writing to any such Hazardous Material Usage, then Tenant shall be permitted to use only those Hazardous Materials that are necessary for Tenant's business and to the extent disclosed in the Hazardous Material Disclosure Certificate and as expressly approved by Landlord in writing. Any such Hazardous Materials Usage may only be to the extent of the quantities of Hazardous Materials as specified in the then applicable Hazardous Material Disclosure Certificate as expressly approved by Landlord. Any Hazardous Material Usage of Hazardous Materials by Tenant and Tenant's Agents after the Effective Date in or about the Project shall strictly comply with all applicable laws, including all Hazardous Materials Laws now or hereinafter enacted. Tenant agrees that any changes to the type and/or quantities of Hazardous Materials specified in the most recent approved Hazardous Material Disclosure Certificate may be implemented only with the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole and absolute discretion. Tenant shall not be entitled nor permitted to install any tanks under, on or about the Premises or Project for the storage of Hazardous Materials without the express written consent of Landlord, which may be given or withheld in Landlord's sole and absolute discretion. Notwithstanding anything to the contrary herein, Landlord hereby consents to Tenant's use of the Hazardous Materials listed on the Initial Hazardous Materials Disclosure Certificate provided by Tenant pursuant to Section 7.2A above, which Landlord agrees Tenant may use throughout the term of this Lease, and Landlord shall not unreasonably withhold its consent to Tenant's use of any additional Hazardous Materials necessary for the operation of Tenant's business in the Premises.

                C. TESTS AND INSPECTIONS. Landlord shall have the right at all times during the Term of this Lease to (i) inspect the Premises, (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section 7.2 or to determine if Hazardous Materials are present in, on or about the Project, and (iii) request lists of all Hazardous Materials used, stored or otherwise located on, under or about any portion of the Premises and/or the Common Areas. The cost of all such inspections, tests and investigations shall be borne by Tenant, if Landlord reasonably determines that Tenant or any of Tenant's Agents are directly or indirectly responsible in any manner for any contamination revealed by such inspections, tests and investigations. The aforementioned rights granted herein to Landlord and its representatives shall not create (a) a duty on Landlord's part to inspect, test, investigate, monitor or otherwise observe the Premises or the activities of Tenant and Tenant's Agents with respect to Hazardous Materials, including without limitation, Tenant's operation, use and any remediation related thereto, or (b) liability on the part of Landlord and its representatives for Tenant's use, storage, disposal or remediation of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

                D. NOTICE. Tenant shall give to Landlord immediate verbal and follow-up written notice of any spills, releases, discharges, disposals, emissions, migrations, removals or transportation of Hazardous Materials on, under or about any portion of the Premises, Common Areas or Project; provided that Tenant has actual knowledge of such event(s). Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any spill, release, discharge, disposal, emission, migration or transportation or other Hazardous Material Usage of Hazardous Materials arising from or related to the acts or omissions of Tenant or Tenant's Agents in violation of applicable Laws or in breach of the applicable provisions of this Lease such that the affected portions of the Project and any adjacent property are returned to the condition existing prior to the appearance of such Hazardous Materials. Any such investigation, clean up, removal, restoration and other remediation shall only be performed after Tenant has obtained Landlord's prior written consent in its sole and absolute discretion. Notwithstanding the foregoing, Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord's prior written consent. Tenant, at its sole cost and expense, shall conduct and perform, or cause to be conducted and performed, all closures as required by any Hazardous Materials Laws or any agencies or other governmental authorities having jurisdiction thereof. If Tenant fails to so promptly investigate, clean up, remove, restore, provide closure or otherwise so remediate, Landlord may, but without obligation to do so, after written notice to Tenant except in an emergency, take any and all steps necessary to rectify the same and Tenant shall promptly reimburse Landlord, upon demand, for all costs and expenses to Landlord of performing investigation, clean up, removal, restoration, closure and remediation work.

                E. INDEMNITY. Tenant shall indemnify, hold harmless, and, at Landlord's option (with such attorneys as Landlord may approve in advance and in writing), defend Landlord and Landlord's officers, directors, shareholders, partners, members, managers, employees, contractors, property managers, agents and mortgagees and other lien holders, from and against any and all "Losses" (hereinafter defined) arising from or related to: (a) any violation by Tenant or any of Tenant's Agents of any of the Laws, including, without limitation, the Hazardous Materials Laws; (b) any breach of the provisions of this Section 7.2 or any subsection thereof by Tenant or any of Tenant's Agents beyond applicable notice and cure periods; or (c) any Hazardous Materials Usage on, about or from the Premises of any Hazardous Material approved by Landlord under this Lease. The term "Losses" shall mean all claims, demands, expenses, actions, judgments, damages (whether consequential, direct or indirect, known or unknown, foreseen or unforeseen), penalties, fines, liabilities, losses of every kind and nature (including, without limitation, property damage, diminution in value of Landlord's interest in the Premises or the Project, damages for the loss or restriction on use of any space or amenity within the Building or the Project, damages arising from any adverse impact on marketing space in the Project, sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including, but not limited to, attorneys' and consultants' fees and expenses, and the costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity. Tenant's indemnity under this Section will not be applicable for any Losses due to (i) a release of any Hazardous Material by Landlord or its Agents, or (ii) a release of any Hazardous Material by any other party other than Tenant or its Agents, except if the release is caused by another party other than Landlord and its Agents and the release is of a Hazardous Material used, stored or generated by Tenant in connection with the operation of its business.

                F. HAZARDOUS MATERIAL. As used herein, the term "Hazardous Material," means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government or under any Hazardous Material Law. The term "Hazardous Material," includes, without limitation, petroleum products, asbestos, PCB's, and any material or substance which is (i) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (ii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (42 U.S.C. 6903), or (iii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response; Compensation and Liability Act, 42 U.S.C. 9601 et seq. (42 U.S.C. 9601). As used herein, the term "Hazardous Material Law" shall mean any statute, law, ordinance, or regulation of any governmental body or agency (including the U.S. Environmental Protection Agency, the California Regional Water Quality Control Board, and the California Department of Health Services) which regulates the use, storage, release or disposal of any Hazardous Material.

                G. LANDLORD'S REPRESENTATIONS. Landlord represents and warrants to Tenant to the actual knowledge of Landlord as of the date hereof, without independent investigation other than a review of the Environmental Report (hereinafter defined), that (a) no Hazardous Material is located in the Premises in violation of any applicable Hazardous Material Law, except as may be disclosed in the Environmental Report, (b) no underground storage tanks are present on the Project, except as may be disclosed in the Environmental Report, and (c) no action, proceeding or claim is pending or threatened against Landlord regarding the Building or the Project concerning any Hazardous Material or pursuant to any Hazardous Material Law. The term "Environmental Report" means that certain Phase I Environmental Site Assessment dated June 30, 2000, prepared by ARCADIS Geraghty & Miller, Inc. Landlord has delivered to Tenant a copy of the Environmental Report and has complied with all environmental disclosure obligations imposed upon Landlord by applicable Law with respect to this transaction.

                H. SURVIVAL. The obligations of Landlord and Tenant under this Section 7.2 shall survive the expiration or earlier termination of the Lease Term. The rights and obligations of Landlord and Tenant with respect to issues relating to Hazardous Materials are exclusively established by this
Section 7.2. In the event of any inconsistency between any other part of this Lease and this Section 7.2, the terms of this Section 7.2 shall control.

        7.3 UTILITIES: Tenant shall promptly pay, as the same become due, all charges for water, gas, electricity, telephone, sewer service, waste pick-up and any other utilities, materials or services furnished directly to or used by Tenant on or about the Premises during the Lease Term, including, without limitation, (i) meter, use and/or connection fees, hook-up fees, or standby fee (excluding any connection fees or hook-up fees which relate to making the existing electrical, gas, and water service available to the Premises as of the Commencement Date), and (ii) penalties for discontinued or interrupted service caused by Tenant or Tenant's agents. The Premises are not separately metered for water, sewer, gas, or electricity. Therefore, Tenant shall pay its pro rata share of the cost of such utility services with all others served by the service not separately metered in accordance with the allocation formula attached hereto as EXHIBIT G; unless Landlord installs a separate meter, submeter or other measuring devise to estimate usage of any utility. However, if Landlord determines that Tenant is using a disproportionate amount of any utility service not separately metered, then Landlord at its election may periodically charge Tenant, as Additional Rent, a sum equal to Landlord's reasonable estimate of the cost of Tenant's excess use of such utility service.

                Landlord will arrange to test the existing level of noise on the electrical power lines in the Building (the "Base Line Level") as soon as reasonably possible after the date of this Lease. After Tenant has occupied substantially all of the Premises, Landlord will arrange to test the existing level of noise on the electrical power lines in the Building (the "Test Level") to ascertain if Tenant's equipment or use is causing a disproportionate level of noise or interference. If Tenant's equipment or usage of electrical lines, as evidenced by a comparison of the Test Level to the Base Line Level, is causing excess noise over the Base Line Level or unreasonably interference with any existing tenant's use of electrical power, Tenant shall be required to install power filters, which work shall be subject to the prior written approval of Landlord. Tenant shall not be responsible for such excess noise or interference if such problem is not due to Tenant's equipment or usage of electricity (such as by way of example, quality problems caused by PG&E or a defective transformer at the Building). Tenant shall pay for Tenant's Share of the cost of such work and Landlord will be responsible for the balance of the cost of such work. Landlord also reserves the right to undertake Test Level from time to time during the Term of the Lease and cause Tenant to comply with the foregoing requirements. Tenant agrees to cooperate with Landlord in connection with the performance of such tests. Such tests will be scheduled so as not to unreasonably interfere with the normal operation of Tenant's business at the Premises.

        7.4 COMPLIANCE WITH GOVERNMENTAL REGULATIONS: Landlord and Tenant shall comply with all rules, regulations and requirements promulgated by national, state or local governmental agencies or utility suppliers concerning the use of utility services, including any rationing, limitation or other control. Tenant shall not be entitled to terminate this Lease nor to any abatement in rent by reason of such compliance.

                       ARTICLE 8 COMMON OPERATING EXPENSES

        8.1 TENANT'S OBLIGATION TO REIMBURSE: As Additional Rent, Tenant shall pay Tenant's Share (specified in SECTION G of the Summary) of all Common Operating Expenses; provided, however, if the Project contains more than one building, then Tenant shall pay Tenant's Share of all Common Operating Expenses fairly allocable to the Building. Tenant shall pay such share of the actual Common Operating Expenses incurred or paid by Landlord but not theretofore billed to Tenant within 10 days after receipt of a written bill therefor from Landlord, on such periodic basis as Landlord shall designate, but in no event more frequently than once a month. Alternatively, Landlord may from time to time require that Tenant pay Tenant's Share of Common Operating Expenses in advance in estimated monthly installments, in accordance with the following: (i) Landlord shall deliver to Tenant Landlord's reasonable estimate of the Common Operating expenses it anticipates will be paid or incurred for the Landlord's fiscal year in question; (ii) during such Landlord's fiscal year Tenant shall pay such share of the estimated Common Operating Expenses in advance in monthly installments as required by Landlord due with the installments of Base Monthly Rent; and (iii) within 180 days after the end of each Landlord's fiscal year, Landlord shall furnish to Tenant a statement in reasonable detail of the actual Common Operating Expenses paid or incurred by Landlord during the just ended Landlord's fiscal year (the "Annual Reconciliation Statement") and thereupon there shall be an adjustment between Landlord and Tenant, with payment to Landlord or credit by Landlord against the next installment of Base Monthly Rent, as the case may require, within 10 days after delivery by Landlord to Tenant of said statement, so that Landlord shall receive the entire amount of Tenant's Share of all Common Operating Expenses for such Landlord's fiscal year and no more. The failure of Landlord to delivery such annual reconciliation statement within said 180-day period under clause (iii) above shall not constitute a waiver or otherwise release a party from its obligation to make a payment or credit when such reconciliation is actually done; provided, however, notwithstanding anything to the contrary herein, Tenant shall have no obligation to pay for any Common Operating Expense incurred in a particular year and submitted to Tenant for payment more than twelve (12) months after the end of the year in which such expense was incurred by Landlord (other than for amortized costs as provided in Section 5.4 hereof).

                Notwithstanding anything to the contrary in this Lease, since the Project consists of multiple buildings, certain Common Operating Expenses may pertain to a particular building(s) and other Common Operating Expenses to the Project as a whole. Landlord reserves the right in its sole discretion to allocate any such costs applicable to any particular building within the Project to the building in question whose tenants shall be responsible for payment of their respective proportionate shares in the pertinent building and other such costs applicable to the Project to each building in the Project (including the Building) with the tenants in each such building being responsible for paying their respective proportionate shares in such building of such costs to the extent required under the applicable leases. Landlord shall in good faith attempt to allocate such costs to the buildings (including the Building) in a reasonable, non-discriminatory manner and such allocation shall be binding on Tenant.

        8.2 COMMON OPERATING EXPENSES DEFINED: The term "Common Operating Expenses" shall mean the total amounts paid or payable, whether by Landlord or others on behalf of Landlord, in connection with the ownership, maintenance, repair, and operations of the Building, the Common Areas and the Project, including without limitation, the following:

                A. All costs and expenses paid or incurred by Landlord in doing the following (including payments to independent contractors providing services related to the performance of the following): (i) maintaining, cleaning, repairing and resurfacing the roof (including repair of leaks) and the exterior surfaces (including painting) of all buildings located on the Project;
(ii) maintenance of the liability, fire, property damage, and other insurance covering the Project carried by Landlord pursuant to Section 9.2 (including the prepayment of premiums for coverage of up to one year); (iii) maintaining, repairing, operating and replacing when necessary HVAC equipment, utility facilities and other building service equipment; (iv) providing utilities to the Common Area (including lighting, trash removal and water for landscaping irrigation); (v) complying with all applicable Laws and Private Restrictions;
(vi) operating, maintaining, repairing, cleaning, painting, re-striping and resurfacing the Common Area; (vii) replacement or installation of lighting fixtures, directional or other signs and signals, irrigation systems, trees, shrubs, ground cover and other plant materials, and all landscaping in the Common Area; and (viii) providing security (provided, however, that Landlord shall not be obligated to provide security and if it does, Landlord may discontinue such service at any time and in any event Landlord shall not be responsible for any act or omission of any security personnel); and (ix) capital improvements as provided in Section 5.4 hereof;

                B. The following costs: (i) Real Property Taxes as defined in Section 8.3; (ii) the amount of any "deductible" paid by Landlord with respect to damage caused by any Insured Peril; (iii) the cost to repair damage caused by an Uninsured Peril up to a maximum amount in any 12 month period equal to 2% of the replacement cost of the buildings or other improvements damaged; and (iv) that portion of all compensation (including benefits and premiums for workers' compensation and other insurance) paid to or on behalf of employees of Landlord but only to the extent they are involved in the performance of the work described by Section 8.2A that is fairly allocable to the Project;

                C. Fees for management services rendered by either Landlord or a third party manager engaged by Landlord (which may be a party affiliated with Landlord), except that the total amount charged for management services and included in Tenant's Share of Common Operating Expenses shall not exceed the monthly rate of 5% of the Rent.

                D. All additional costs and expenses incurred by Landlord with respect to the operation, protection, maintenance, repair and replacement of the Project which would be considered a current expense (and not a capital expenditure) pursuant to generally accepted accounting principles; provided, however, that Common Operating Expenses shall not include any of the following:

                        (1) interest, charges and fees, or other payments on any loans, other debt or ground leases affecting the Project;

                        (2) depreciation of any buildings or any major systems of building service equipment within the Project;

                        (3)     leasing commissions;

                        (4) the cost of tenant improvements installed for the exclusive use of other tenants of the Project, or the cost of any renovations, improvements or redecorating of any portion of the interior of the Building not made available to Tenant's use or benefit;

                        (5) costs to correct any construction defect in the structural parts of the Premises, the Building or the Project;

                        (6) costs incurred in connection with negotiations or disputes with any other tenant or occupant of the Project;

                        (7) the cost of special services, goods or materials provided to any tenant and not offered or made available to Tenant;

                        (8)     advertising or promotional costs;

                        (9) any costs or expenses representing any amount paid for services and materials to a (personal or business) related person, firm, or entity to the extent such amount exceeds the amount that would have been paid for such service or materials at the then existing market rates in the absence of such relationship;

                        (10) amounts reimbursed or costs covered pursuant to contractor's or manufacturer's warranties or guarantees; provided that any charges for obtaining or maintaining such warranties or guarantees or enforcing warranty or guarantee claims shall be included in Common Operating Expenses, but Landlord shall not be obligated to commence any suit or arbitration proceeding to enforce or collect any such warranty or guarantee claims and if Landlord determines it is not reasonably prudent to pursue enforcement of such warranties or guaranties, Landlord will not be obligated to pursue such enforcement;

                        (11) costs occasioned by the act, omission or violation of any Law by Landlord, any other occupant of the Project, or their respective agents, employees or contractors;

                        (12) costs occasioned by fire, acts of God, or other casualties or by the exercise of the power of eminent domain;

                        (13) costs to comply with any Laws as applicable to the Premises, the Building or the Project in effect and as interpreted and applied by the local governmental authority as of the on the Early Access Date, prior to construction of the Tenant Improvements;

                        (14) costs for the violation by Landlord or any occupant of the Project (other than Tenant) of the terms and conditions of any lease or other agreement;

                        (15) costs incurred in connection with the presence of any Hazardous Material, except to the extent caused by the release or emission of the Hazardous Material in question by Tenant;

                        (16) costs in the nature of amortization other than as permitted under Section 5.4, or reserves for Common Operating Expenses for a period of more than one year.

                        (17) costs to repair, replace, restore or maintain the structural portions of the Building (including roof structure).

                        (18) lease payments for capital equipment, such as air conditioners;

                        (19) costs which should properly be capitalized under generally accepted property management practices, except to the extent amortized over the useful life of the capital item in question together with interest as provided in Section 5.4;

                        (20) deductibles or co-insurance payments by Landlord (i.e., payments by Landlord to satisfy any co-insurance requirements under a policy for which Landlord must pay a portion of a claim due to the co-insurance requirements in the applicable policy); and

                        (21) compensation for any officer of Landlord or for any employee to the extent such officer or employee in not working or providing services to or for the benefit of the Project, or any property management fee for management of the Project in excess of the reasonable property management fee which would be charged by an unaffiliated professional management service for operation of comparable office projects in the vicinity, plus the cost of all personnel to implement such services as permitted under this Lease. Tenant agrees that the property management fee in Section 8.2D hereof is reasonable.

                Common Operating Expenses for any calendar year shall be calculated on the basis of the greater of (i) actual Common Operating Expenses; or (ii) as if the Building were at least one percent (100%) leased and occupied for the whole year, in order for there to be a proper adjustment to consider variable costs included within Common Operating Expenses that fluctuate with occupancy.

        8.3 REAL PROPERTY TAXES DEFINED: The term "Real Property Taxes" shall mean all taxes, assessments, levies, and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any existing or future general or special assessments for public improvements, services or benefits, and any increases resulting from reassessments resulting from a change in ownership, new construction, or any other cause), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of all or any portion of the Project (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord's interest therein, the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located on the Project, the gross receipts, income, or rentals from the Project, or the use of parking areas, public utilities, or energy within the Project, or Landlord's business of leasing the Project. If at any time during the Lease Term the method of taxation or assessment of the Project prevailing as of the Effective Date shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Project or Landlord's interest therein, or (ii) on or measured by the gross receipts, income or rentals from the Project, on Landlord's business of leasing the Project, or computed in any manner with respect to the operation of the Project, then any such tax or charge, however designated, shall be included within the meaning of the term Real Property Taxes for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Project, then only that part of such Real Property Tax that is fairly allocable to the Project shall be included within the meaning of the term Real Property Taxes. Notwithstanding the foregoing, the term Real Property Taxes shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord's income from all sources, or any tax or assessment expense or any increase therein (i) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest possible term; and (ii) imposed on land and improvements other than the Project.

        8.4 ADJUSTMENTS. Notwithstanding the foregoing provisions, Tenant's Share as to certain expenses included in Common Operating Expenses may be calculated differently to yield a higher percentage share for Tenant as to those expenses if Landlord permits other tenants or occupants in the Project to incur such expenses directly rather than have Landlord incur the expense in common for the Project. In such case, Tenant's Share of the applicable expense shall be calculated as having as its denominator the sum of the gross leasable areas of all premises in the Project less the gross leasable areas of tenants who have incurred such expense directly. Nothing herein shall imply that Landlord will permit Tenant or any other tenant of the Project to incur Common Area Costs. Any such permission shall be in the sole discretion of Landlord. Common Operating Expenses for any calendar year shall be calculated on the basis of the greater of (i) actual Common Operating Expenses; or (ii) as if the Building were at least one hundred percent (100%) leased and occupied for the whole year, in order for there to be a proper adjustment to consider variable costs included within Common Operating Expenses that fluctuate with occupancy

        8.5 INSPECTION. Tenant shall have the right at its own expense to inspect the books and records of Landlord pertaining to Common Operating Expenses, once in any calendar year by any employee of Tenant or by a certified public accountant mutually acceptable to Landlord and Tenant (provided such certified public accountant charges for its service on an hourly basis and not based on a percentage of any recovery or similar incentive method) at reasonable times, and upon reasonable written notice to Landlord. Within ninety (90) days after receipt of Landlord's applicable Annual Reconciliation Statement, Tenant shall have the right, after at least thirty (30) days prior written notice to Landlord, to inspect at the offices of Landlord or its property manager, the books and records of Landlord pertaining solely to the Common Operating Expenses for the immediately preceding calendar year covered in such Annual Reconciliation Statement. All expenses of the inspection shall be borne by Tenant and must be completed within fifteen (15) days after commencement of the inspection. If Tenant's inspection reveals a discrepancy in the Annual Reconciliation Statement, Tenant shall deliver a copy of the inspection report and supporting calculations to Landlord within thirty (30) days after completion of the inspection. If Tenant and Landlord are unable to resolve the discrepancy within thirty (30) days after Landlord's receipt of the inspection report, either party may upon written notice to the other have the matter decided by an inspection by an independent certified public accounting firm approved by Tenant and Landlord (the "CPA Firm"), which approval shall not be unreasonably withheld or delayed. If the inspection by the CPA Firm shows that the actual amount of Common Operating Expenses payable by Tenant is greater than the amount previously paid by Tenant for such accounting period, Tenant shall pay Landlord the difference within thirty (30) days. If the inspection by the CPA Firm shows that the actual amount is less than the amount paid by Tenant, then the difference shall be refunded to Tenant or applied in payment of the next estimated monthly installments of Common Operating Expenses owing by Tenant. Tenant shall pay for the cost of the inspection by the CPA Firm, unless such inspection shows that Landlord overstated Common Operating Expenses by more than five percent (5%), in which case Landlord shall pay for the cost of the inspection by the CAM CPA Firm.

                               ARTICLE 9 INSURANCE

        9.1 TENANT'S INSURANCE: Tenant shall maintain insurance complying with all of the following:

                A. TYPES. Tenant shall procure, pay for and keep in full force and effect the following:

                        (1) Commercial general liability insurance, including property damage, against liability for personal injury, bodily injury, death and damage to property occurring in or about, or resulting from an occurrence in or about, the Premises with combined single limit coverage of not less than the amount of Tenant's Liability Insurance Minimum specified in SECTION P of the Summary, which insurance shall contain a "contractual liability" endorsement insuring Tenant's performance of Tenant's obligation to indemnify Landlord contained in Section 10.3;

                        (2) Fire and property damage insurance in so-called "all risk" form insuring Tenant's Trade Fixtures and Tenant's Alterations for the full actual replacement cost thereof;

                        (3) Business interruption insurance with limits of liability representing at least approximately six months of income, business auto liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident, insurance protecting against liability under workers' compensation laws with limits at least as required by statute, insurance for all plate glass in the Premises, and such other insurance that is required by any Lender. The original party signing this Lease as Tenant, and its affiliates but not any other transferee under a Transfer, may elect not to carry business interruption insurance and to self insure for risks covered by business interruption insurance; however, no such self-insurance shall diminish the rights and privileges to which Landlord would otherwise have been entitled under the terms of the Lease had there been a third party insurer, including, without limitation, the waiver of subrogation.

                B. REQUIREMENTS. Where applicable and required by Landlord, each policy of insurance required to be carried by Tenant pursuant to this
Section 9.1: (i) shall name Landlord and such other parties in interest as Landlord reasonably designates as additional insured; (ii) shall be primary insurance which provides that the insurer shall be liable for the full amount of the loss up to and including the total amount of liability set forth in the declarations without the right of contribution from any other insurance coverage of Landlord; (iii) shall be in a form satisfactory to Landlord; (iv) shall be carried with companies reasonably acceptable to Landlord; (v) shall provide that such policy shall not be subject to cancellation, or lapse except after at least 30 days prior written notice to Landlord so long as such provision of 30 days notice is reasonably obtainable, but in any event not less than 10 days prior written notice; (vi) shall not have a deductible in excess of an amount reasonably approved by Landlord, except that the original party signing this Lease as Tenant may have a deductible consistent with its customary business practices; (vii) shall contain a cross liability endorsement; and (viii) shall contain a "severability" clause. If Tenant has in full force and effect a blanket policy of liability insurance with the same coverage for the Premises as described above, as well as other coverage of other premises and properties of Tenant, or in which Tenant has some interest, such blanket insurance shall satisfy the requirements of this Section 9.1.

                C. EVIDENCE. A copy of each paid-up policy evidencing the insurance required to be carried by Tenant pursuant to this Section 9.1 (appropriately authenticated by the insurer) or a certificate of the insurer, certifying that such policy has been issued, providing the coverage required by this Section 9.1, and containing the provisions specified herein, shall be delivered to Landlord prior to the time Tenant or any of its Agents enters the Premises and upon renewal of such policies, but not less than 5 days prior to the expiration of the term of such coverage. Landlord may, at any time, and from time to time, inspect and/or copy any and all insurance policies required to be procured by Tenant pursuant to this Section 9.1. If any Lender determines at any time that the amount of coverage required for any policy of insurance Tenant is to obtain pursuant to this Section 9.1 is not adequate, then Tenant shall increase such coverage for such insurance to such amount as such Lender reasonably deems adequate, not to exceed the level of coverage for such insurance commonly carried by comparable businesses similarly situated.

        9.2 LANDLORD'S INSURANCE: Landlord shall have the following obligations and options regarding insurance:

                A. PROPERTY DAMAGE. Landlord shall maintain a policy or policies of fire and property damage insurance in so-called "all risk" form insuring Landlord (and such others as Landlord may designate) against loss of rents for a period of not less than 12 months and from physical damage to the Project with coverage of not less than the full replacement cost thereof. Landlord may so insure the Project separately, or may insure the Project with other property owned by Landlord which Landlord elects to insure together under the same policy or policies. Landlord shall have the right, but not the obligation, in its sole and absolute discretion, to obtain insurance for such additional perils as Landlord deems appropriate, including, without limitation, coverage for damage by earthquake and/or flood. All such coverage shall contain "deductibles" which Landlord deems appropriate, which in the case of earthquake and flood insurance, may be up to 10% of the replacement value of the property insured or such higher amount as is then commercially reasonable. Landlord shall not be required to cause such insurance to cover any Trade Fixtures or Tenant's Alterations of Tenant.

                B. OTHER. Landlord shall maintain a policy or policies of commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Project, with combined single limit coverage in such amount as Landlord from time to time determines is reasonably necessary for its protection.

                C. TENANT'S OBLIGATION TO REIMBURSE: If Landlord's insurance rates for the Building are increased at any time during the Lease Term as a result of the nature of Tenant's use of the Premises, Tenant shall reimburse Landlord for the full amount of such increase immediately upon receipt of a bill from Landlord therefor.

        9.3 RELEASE AND WAIVER OF SUBROGATION: Notwithstanding anything in the Lease to the contrary, the parties hereto release each other, and their respective agents, employees, successors, assignees and sublessees, from any liability for injury to any person or damage to property that is caused by or results from any risk which is actually insured against or which is required to be insured against under the Lease, without regard to the negligence of the person or entity so released; subject to the following limitations: (i) the foregoing provision shall not apply to the commercial general liability insurance described by subparagraphs Section 9.1A and Section 9.2B; (ii) such release shall apply to liability resulting from any risk insured against or covered by self-insurance maintained or provided by Tenant or Landlord, respectively, to satisfy the requirements of Section 9.1 to the extent permitted by this Lease. Each party shall cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party and its agents and employees in connection with any injury or damage covered by such policy to the extent such separate waiver is required under such policy. All of Landlord's and Tenant's repair and indemnity obligations under this Lease shall be subject to the waiver and release contained in this paragraph.

           ARTICLE 10 LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY

        10.1 LIMITATION ON LANDLORD'S LIABILITY: Landlord shall not be liable to Tenant, nor shall Tenant be entitled to terminate this Lease or to any abatement of rent (except as expressly provided otherwise herein), for any injury to Tenant or Tenant's Agents, damage to the property of Tenant or Tenant's Agents, or loss to Tenant's business resulting from any cause, including without limitation any: (i) failure, interruption or installation of any HVAC or other utility system or service; (ii) failure to furnish or delay in furnishing any utilities or services when such failure or delay is caused by fire or other peril, the elements, labor disturbances of any character, or any other accidents or other conditions beyond the reasonable control of Landlord;
(iii) limitation, curtailment, rationing or restriction on the use of water or electricity, gas or any other form of energy or any services or utility serving the Project; (iv) vandalism or forcible entry by unauthorized persons or the criminal act of any person; or (v) penetration of water into or onto any portion of the Premises or the Building through roof leaks or otherwise. Notwithstanding the foregoing, Landlord shall not be released or indemnified from, and shall indemnify, defend, protect and hold harmless Tenant from, all losses, damages, liabilities, claims, attorneys' fees, costs and expenses arising from the negligence or willful misconduct of Landlord or its employees, agents or contractors in connection with Landlord repair and maintenance of the Common Area or other parts of the Building that Landlord is obligated to maintain under this Lease, Landlord's violation of any applicable Law, or Landlord's breach of Landlord's obligations or representations under this Lease after notice and the expiration of the applicable cure period

        10.2 LIMITATION ON TENANT'S RECOURSE: If Landlord is a corporation, limited liability company, trust, partnership, joint venture, unincorporated association or other form of business entity: (i) the obligations of Landlord shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals or representatives of such business entity; and (ii) Tenant shall not have recourse to the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders, principals or representatives except to the extent of their interest in the Project. Tenant shall have recourse only to the interest of Landlord in the Project (including any sale or insurance proceeds therefrom) for the satisfaction of the obligations of Landlord and shall not have recourse to any other assets of Landlord for the satisfaction of such obligations.

        10.3 INDEMNIFICATION OF LANDLORD: Subject to Section 10.1 and except as otherwise expressly set forth in this Lease, Tenant shall hold harmless, indemnify and defend Landlord, and its employees, agents and contractors, with competent counsel reasonably satisfactory to Landlord (and Landlord agrees to accept counsel that any insurer requires be used), from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising by reason of any death, bodily injury, personal injury or property damage resulting from (i) any cause or causes whatsoever occurring in or about or resulting from an occurrence in or about the Premises during the Lease Term, (ii) the negligence or willful misconduct of Tenant or its agents, employees and contractors, wherever the same may occur, or (iii) an Event of Tenant's Default. The provisions of this Section 10.3 shall survive the expiration or sooner termination of this Lease.

                          ARTICLE 11 DAMAGE TO PREMISES

        11.1 LANDLORD'S DUTY TO RESTORE: If the Premises are damaged by any peril after the Effective Date, Landlord shall restore the Premises unless the Lease is terminated by Landlord pursuant to Section 11.2 or by Tenant pursuant to Section 11.3. All insurance proceeds available from the fire and property damage insurance carried by Landlord pursuant to Section 9.2 shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Section 11.2 or Section 11.3, then all insurance proceeds available from insurance carried by Tenant which covers loss to property that is Landlord's property or would become Landlord's property on termination of this Lease shall be paid to and become the property of Landlord. If this Lease is not so terminated, then upon receipt of the insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Premises, to the extent then allowed by Law, to substantially the same condition in which the Premises were immediately prior to such damage. Landlord's obligation to restore shall be limited to the Premises and interior improvements constructed by Landlord as they existed as of the Commencement Date, excluding any Tenant's Alterations, Trade Fixtures and/or personal property constructed or installed by Tenant in the Premises. Tenant may replace or fully repair all Tenant's Alterations and Trade Fixtures installed by Tenant and existing at the time of such damage or destruction, and all insurance proceeds received by Tenant from the insurance carried by it pursuant to Section 9.1A(2) shall be used for such purpose if Tenant elects to so repair.

        11.2 LANDLORD'S RIGHT TO TERMINATE: Landlord shall have the right to terminate this Lease in the event any of the following occurs, which right may be exercised only by delivery to Tenant of a written notice of election to terminate within 30 days after the date of such damage:

                A. DAMAGE FROM INSURED PERIL. The Building is damaged by an Insured peril to such an extent that the estimated cost to restore exceeds 33% of he then actual replacement costs thereof;

                B. DAMAGE FROM UNINSURED PERIL. Either the Project or the Building is damaged by an Uninsured Peril to such an extent that the estimated cost to restore exceeds 5% of the then actual replacement cost thereof; provided, however, that Landlord may not terminate this Lease pursuant to this
Section 11.2B if one or more tenants of the Project agree in writing to pay the amount by which the cost to restore the damage exceeds such amount and subsequently deposit such amount with Landlord within 30 days after Landlord has notified Tenant of its election to terminate this Lease. Landlord will notify Tenant within 30 days after the date of such damage whether the estimated cost to restore due to the Uninsured Peril will exceed the amount described in this paragraph;

                C. DAMAGE NEAR END OF TERM. The Premises are damaged by any peril within 12 months of the last day of the Lease Term to such an extent that the estimated cost to restore equals or exceeds an amount equal to six times the Base Monthly Rent then due; provided, however, that Landlord may not terminate this Lease pursuant to this Section 11.2C if Tenant, at the time of such damage, has a then valid express written option to extend the Lease Term and Tenant exercises such option to extend the Lease Term within 15 days following the date of such damage; or

                D. RESTRICTIONS ON RESTORATION. Either the Project or the Building is damaged by any peril and, because of the Laws then in force, (i) cannot be restored at reasonable cost to substantially the same condition in which it was prior to such damage, or (ii) cannot be used for the same use being made thereof before such damage if restored as required by this Article.

                E. DEFINED TERMS. As used herein, the following terms shall have the following meanings: (i) the term "Insured Peril" shall mean a peril actually insured against or which is required to be insured against under this Lease, except for damage due to an earthquake; and (ii) the term "Uninsured Peril" shall mean any peril which is not required to be insured against under this Lease and for which Landlord does not have insurance, or damage due to an earthquake where there will be insufficient proceeds to restore even if Landlord has earthquake insurance.

        11.3 TENANT'S RIGHT TO TERMINATE: If the Premises are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to Section 11.2, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Landlord may be completed. Tenant shall have the right to terminate this Lease in the event any of the following occurs, which right may be exercised only by delivery to Landlord of a written notice of election to terminate within twenty (20) business days after Tenant receives from Landlord the estimate of the time needed to complete such restoration.

                A. MAJOR DAMAGE. The Premises are damaged by any peril and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Premises cannot be substantially completed within 225 days after the date of such damage; or

                B. DAMAGE NEAR END OF TERM. The Premises are damaged by any peril within 12 months of the last day of the Lease Term and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Premises cannot be substantially completed within 90 days after the date of such damage and such damage renders unusable more than 30% of the Premises.

        11.4 ABATEMENT OF RENT: In the event of damage to the Premises, the Base Monthly Rent and the Additional Rent shall be abated during the period of damage or restoration in proportion to the degree to which Tenant's use of the Premises is impaired by such damage. Tenant shall not be entitled to any compensation or damages from Landlord for loss of Tenant's business or property or for any inconvenience or annoyance caused by such damage or restoration. Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and the provisions of any similar law hereinafter enacted.

                             ARTICLE 12 CONDEMNATION

        12.1 LANDLORD'S TERMINATION RIGHT: Landlord shall have the right to terminate this Lease if, as a result of a taking by means of the exercise of the power of eminent domain (including a voluntary sale or transfer by Landlord to a condemnor under threat of condemnation), (i) all of the Premises is so taken,
(ii) more than 50% of the Building Leasable Area is so taken, or (iii) more than 50% of the Common Area is so taken. Any such right to terminate by Landlord must be exercised within a reasonable period of time (in no event to exceed 30 days after receipt by Landlord of any condemnation notice), to be effective as of the date possession is taken by the condemnor.

         12.2 TENANT'S TERMINATION RIGHT: Tenant shall have the right to terminate this Lease if, as a result of any taking by means of the exercise of the power of eminent domain (including any voluntary sale or transfer by Landlord to any condemnor under threat of condemnation), (i) 10% or more of the Premises is so taken and that part of the Premises that remains cannot be restored within a reasonable period of time and thereby made reasonably suitable for the continued operation of the Tenant's business, in Tenant's reasonable discretion, or (ii) there is a taking affecting the Common Area and, as a result of such taking, Landlord cannot provide parking spaces within reasonable walking distance of the Premises equal in number to at least 80% of the number of spaces allocated to Tenant by Section 2.1, whether by rearrangement of the remaining parking areas in the Common Area (including construction of multi-deck parking structures or re-striping for compact cars where permitted by Law) or by alternative parking facilities on other land. Tenant must exercise such right within a reasonable period of time, to be effective on the date that possession of that portion of the Premises or Common Area that is condemned is taken by the condemnor.

        12.3 RESTORATION AND ABATEMENT OF RENT: If any part of the Premises or the Common Area is taken by condemnation and this Lease is not terminated, then Landlord shall restore the remaining portion of the Premises and Common Area and interior improvements constructed by Landlord as they existed as of the Commencement Date, excluding any Tenant's Alterations, Trade Fixtures and/or personal property constructed or installed by Tenant. Thereafter, except in the case of a temporary taking, as of the date possession is taken the Base Monthly Rent shall be reduced in the same proportion that the floor area of that part of the Premises so taken (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Premises.

        12.4 TEMPORARY TAKING: If any portion of the Premises is temporarily taken for one year or less, this Lease shall remain in effect (except as provided in Section 12.3). If any portion of the Premises is temporarily taken by condemnation for a period which exceeds one year or which extends beyond the natural expiration of the Lease Term, and such taking materially and adversely affects Tenant's ability to use the Premises for the Permitted Use, then Tenant shall have the right to terminate this Lease, effective on the date possession is taken by the condemnor.

        12.5 DIVISION OF CONDEMNATION AWARD: Any award made as a result of any condemnation of the Premises or the Common Area shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any condemnation award that is made directly to Tenant for the following: (i) for the taking of personal property or Trade Fixtures belonging to Tenant, (ii) for the interruption of Tenant's business or its moving costs,
(iii) for loss of Tenant's goodwill; (iv) for any temporary taking where this Lease is not terminated as a result of such taking; and (v) the unamortized value of any improvements or alterations that were made at Tenant's cost and are owned by Tenant under this Lease. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of California Code of Civil Procedure Section 1265.130 and the provisions of any similar law hereinafter enacted allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

                         ARTICLE 13 DEFAULT AND REMEDIES

        13.1 EVENTS OF TENANT'S DEFAULT: Tenant shall be in default of its obligations under this Lease if any of the following events occurs (an "Event of Tenant's Default"):

                A. PAYMENT. Tenant shall have failed to pay Base Monthly Rent or Additional Rent when due, and such failure is not cured within 3 days after delivery of written notice from Landlord specifying such failure to pay; or

                B. GENERAL COVENANT. Tenant shall have failed to perform any term, covenant, or condition of this Lease other than those referred to in any other subsection of this Section 13.1, and Tenant shall have failed to cure such breach within 30 days after written notice from Landlord specifying the nature of such breach where such breach could reasonably be cured within said 10 day period, or if such breach could not be reasonably cured within said 30 day period, Tenant shall have failed to commence such cure within said 30 day period and thereafter continue with due diligence to prosecute such cure to completion within such time period as is reasonably needed but not to exceed 90 days from the date of Landlord's notice; or

                C. TRANSFER. A Transfer by Tenant in breach of the requirements of Article 14 of this Lease; or

                D. REQUIRED DOCUMENTS. Tenant shall have failed to deliver documents required of it pursuant to P. 15.4 or P. 15.6 within the time periods specified therein.

        13.2 LANDLORD'S REMEDIES: If an Event of Tenant's Default occurs, Landlord shall have the following remedies, in addition to all other rights and remedies provided by any Law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

                A. CONTINUE. Landlord may keep this Lease in effect and enforce by an action at law or in equity all of its rights and remedies under this Lease, including (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required of Tenant or perform Tenant's obligations and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to compel Tenant to perform its obligations under this Lease. Notwithstanding anything contained in this Lease, in the event of a breach of an obligation by Tenant which results in a condition which poses an imminent danger to safety of persons or damage to property, an unsightly condition visible from the exterior of the Building, or a threat to insurance coverage, then if Tenant does not cure such breach within 3 days after delivery to it of written notice from Landlord identifying the breach, Landlord may cure the breach of Tenant and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. Should Landlord not terminate this Lease by giving Tenant written notice, Landlord may enforce all its rights and remedies under this Lease, including the right to recover the rent as it becomes due under the Lease as provided in California Civil Code Section 1951.4.

                B.      Intentionally Deleted.

                C. TERMINATE. Landlord may terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this
Section 13.2C shall not relieve Tenant from its obligation to pay sums then due Landlord or from any claim against Tenant for damages or rent previously accrued or then accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this Lease: (i) appointment of a receiver or keeper in order to protect Landlord's interest hereunder; (ii) consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or (iii) any other action by Landlord or Landlord's Agents intended to mitigate the adverse effects of any breach of this Lease by Tenant, including without limitation any action taken to maintain and preserve the Premises or any action taken to relet the Premises or any portions thereof to the extent such actions do not affect a termination of Tenant's right to possession of the Premises.

                D. NO DEEMED TERMINATION. In the event Tenant breaches this Lease and abandons the Premises, this Lease shall not terminate unless Landlord gives Tenant written notice of its election to so terminate this Lease. No act by or on behalf of Landlord intended to mitigate the adverse effect of such breach, including those described by Section 13.C, shall constitute a termination of Tenant's right to possession unless Landlord gives Tenant written notice of termination.

                E. DAMAGES. In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord's election, to damages in an amount as set forth in California Civil Code Section 1951.2 as in effect on the Effective Date. For purposes of computing damages pursuant to California Civil Code Section 1951.2, (i) an interest rate equal to the Agreed Interest Rate shall be used where permitted, and (ii) the term "rent" includes Base Monthly Rent and Additional Rent. Such damages shall include:

                        (1) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%); and

                        (2) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including the following: (i) expenses for cleaning, repairing or restoring the Premises; (ii) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, including installation of leasehold improvements (whether such installation be funded by a reduction of rent, direct payment or allowance to a new tenant, or otherwise); (iii) broker's fees, advertising costs and other expenses of reletting the Premises; (iv) costs of carrying the Premises, such as taxes, insurance premiums, utilities and security precautions; (v) expenses in retaking possession of the Premises; and (vi) attorneys' fees and court costs incurred by Landlord in retaking possession of the Premises and in releasing the Premises or otherwise incurred as a result of Tenant's default.

                F. NON EXCLUSIVE REMEDIES. Nothing in this Section 13.2 shall limit Landlord's right to indemnification from Tenant as provided in
Section 7.2 and Section 10.3. To the extent required by applicable Law in connection with a termination of this Lease due a default by Tenant, Landlord shall use its commercially reasonable efforts to mitigate any damages resulting from such default by Tenant and termination of this Lease.

        13.3 LANDLORD'S DEFAULT. In the event Landlord fails to perform any of its obligations under the Lease and (except in case of emergency posing an immediate threat to persons or property, in which case no prior notice shall be required) fails to cure such default within thirty (30) days after written notice from Tenant specifying the nature of such default where such default could reasonably be cured within said thirty (30) day period, or fails to commence such cure within said thirty (30) day period and thereafter with due diligence prosecute such cure to completion where such default could not reasonably be cured within said thirty (30) day period, then notwithstanding anything in this Lease to the contrary, Tenant may, in addition to its other remedies, cure any default of Landlord at Landlord's cost and Landlord will reimburse Tenant for the reasonable cost to cure such default.

        13.4 WAIVER: One party's consent to or approval of any act by the other party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the first party's consent to or approval of any subsequent similar act by the other party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach unless such waiver is in writing and signed by Landlord. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other provisions herein contained.

        13.5 LIMITATION ON EXERCISE OF RIGHTS: At any time that an Event of Tenant's Default has occurred and remains uncured with respect to the payment of any Rent or other sum, (i) it shall not be unreasonable for Landlord to deny or withhold any consent or approval requested of it by Tenant which Landlord would otherwise be obligated to give, and (ii) Tenant may not exercise any option to extend, right to terminate this Lease, or other right granted to it by this Lease which would otherwise be available to it, unless and until such Event of Tenant's Default is cured by Tenant.

        13.6 WAIVER BY TENANT OF CERTAIN REMEDIES: Tenant waives the provisions of Sections 1932(1), 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant's right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease. Tenant hereby waives any right of redemption or relief from forfeiture under the laws of the State of California, or under any other present or future law, including the provisions of Sections 1174 and 1179 of the California Code of Civil Procedure.

                      ARTICLE 14 ASSIGNMENT AND SUBLETTING

        14.1 TRANSFER BY TENANT: The following provisions shall apply to any assignment, subletting or other transfer by Tenant or any subtenant or assignee or other successor in interest of the original Tenant (collectively referred to in this Section 14.1 as "Tenant"):

                A. TRANSFER. Tenant shall not do any of the following (collectively referred to herein as a "Transfer"), without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed: (i) sublet all or any part of the Premises or allow it to be sublet, occupied or used by any person or entity other than Tenant; (ii) assign its interest in this Lease; (iii) mortgage or encumber the Lease (or otherwise use the Lease as a security device) in any manner; or (iv) materially amend or modify an assignment, sublease or other transfer that has been previously approved by Landlord. Tenant shall reimburse Landlord for all reasonable costs and attorneys' fees incurred by Landlord in connection with the evaluation, processing, and/or documentation of any requested Transfer, whether or not Landlord's consent is granted, in an amount not to exceed $1,500.00. Landlord's reasonable costs shall include the cost of any review or investigation performed by Landlord or consultant acting on Landlord's behalf of
(i) Hazardous Materials used, stored, released, or disposed of by the potential Subtenant or Assignee, and/or (ii) violations of Hazardous Materials Law by the Tenant or the proposed Subtenant or Assignee. Any Transfer so approved by Landlord shall not be effective until Tenant has delivered to Landlord an executed counterpart of the document evidencing the Transfer which (i) is in a form reasonably approved by Landlord, (ii) contains the same terms and conditions as stated in Tenant's notice given to Landlord pursuant to Section 14.1B, and (iii) in the case of an assignment of the Lease, contains the agreement of the proposed transferee to assume all obligations of Tenant under this Lease arising after the effective date of such Transfer and to remain jointly and severally liable therefor with Tenant. Any attempted Transfer without Landlord's consent, after the expiration of any applicable notice and cure period, shall constitute an Event of Tenant's Default and shall be voidable at Landlord's option. Landlord's consent to any one Transfer shall not constitute a waiver of the provisions of this Section 14.1 as to any subsequent Transfer or a consent to any subsequent Transfer. No Transfer, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease nor to be a consent to any Transfer.

                B. PROCEDURE. At least 30 days before a proposed Transfer is to become effective, Tenant shall give Landlord written notice of the proposed terms of such Transfer and request Landlord's approval, which notice shall include the following: (i) the name and legal composition of the proposed transferee; (ii) a current financial statement of the transferee, financial statements of the transferee covering the preceding three years if the same exist, and (if available) an audited financial statement of the transferee for a period ending not more than one year prior to the proposed effective date of the Transfer, all of which statements are prepared in accordance with generally accepted accounting principles; (iii) the nature of the proposed transferee's business to be carried on in the Premises; (iv) all consideration to be given on account of the Transfer; (v) a current financial statement of Tenant; and (vi) an accurately filled out response to Landlord's standard hazardous materials questionnaire. Tenant shall provide to Landlord such other information as may be reasonably requested by Landlord within seven (7) days after Landlord's receipt of such notice from Tenant. Landlord shall respond in writing to Tenant's request for Landlord's consent to a Transfer within the later of (i) 20 days of receipt of such request together with the required accompanying documentation, or (ii) 15 days after Landlord's receipt of all information which Landlord reasonably requests within seven days after it receives Tenant's first notice regarding the Transfer in question. If Landlord fails to respond in writing within said period, Tenant shall provide a second written notice to Landlord requesting such consent and if Landlord fails to respond within seven (7) days after receipt of such second notice, then Landlord will be deemed to have consented to such Transfer. Tenant shall immediately notify Landlord of any material modifications to the proposed terms of such Transfer, which shall also be subject Landlord's consent in accordance with the same process for obtaining Landlord's initial consent to such Transfer.

                C. RECAPTURE. In the event that Tenant seeks to make a Transfer that individually or in the aggregate of all other Transfer is for more than 50% entire Premises for more than 90% of the remainder of the term of the Lease, Landlord shall have the right to terminate this Lease. In the event Landlord elects to so terminate this Lease, then the Lease shall so terminate in its entirety no sooner than sixty (60) days after Landlord has notified Tenant in writing of such election unless agreed to in advance by Tenant. Upon such termination, Tenant shall be released from any further obligation under this Lease if it is terminated in its entirety or shall be released from any further obligation under the Lease with respect to the space proposed to be sublet in the case of a proposed partial sublease. In the case of a partial termination of the Lease, the Base Monthly Rent and Tenant's Share shall be reduced to an amount which bears the same relationship to the original amount thereof as the area of that part of the Premises which remains subject to the Lease bears to the original area of the Premises. Landlord and Tenant shall execute a cancellation and release with respect to the Lease to effect such termination.

                D. OTHER REQUIREMENTS. If Landlord consents to a Transfer proposed by Tenant, Tenant may enter into such Transfer, and if Tenant does so, the following shall apply:

                        (1) Tenant shall not be released of its liability for the performance of all of its obligations under the Lease.

                        (2) If Tenant assigns its interest in this Lease, then Tenant shall pay to Landlord 75% of all Subrent (as defined in Section 14.1D(5)) received by Tenant, after Tenant has deducted the reasonable costs it incurred in connection with any such sublet including, without limitation, brokerage fees and commissions, attorneys' fees, tenant improvement costs, free rent and any other concessions provided to the assignee. In the case of assignment, the amount of Subrent owed to Landlord shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Tenant by the assignee.

                        (3) If Tenant sublets any part of the Premises, then with respect to the space so subleased, Tenant shall pay to Landlord 75% of the positive difference, if any, between (i) all Subrent paid by the subtenant to Tenant, less (ii) the sum of all Base Monthly Rent and Additional Rent allocable to the space sublet, after Tenant has deducted the costs it incurred in connection with any such sublet including, without limitation, brokerage fees and commissions, attorneys' fees, tenant improvement costs free rent and any other concessions provided to the subtenant. Such amount shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Tenant by its subtenant.

                        (4) Tenant's obligations under this Section 14.1D shall survive any Transfer, and Tenant's failure to perform its obligations hereunder shall be an Event of Tenant's Default. At the time Tenant makes any payment to Landlord required by this Section 14.1D, Tenant shall deliver an itemized statement of the method by which the amount to which Landlord is entitled was calculated, certified by Tenant as true and correct. Landlord shall have the right at reasonable intervals to inspect Tenant's books and records relating to the payments due hereunder. Upon request therefor, Tenant shall deliver to Landlord copies of all bills, invoices or other documents upon which its calculations are based. Landlord may condition its approval of any Transfer upon obtaining a certification from both Tenant and the proposed transferee of all Subrent and other amounts that are to be paid to Tenant in connection with such Transfer.

                        (5) As used in this Section 14.1D, the term "Subrent" shall mean any consideration of any kind received, or to be received, by Tenant as a result of the Transfer, if such sums are related to Tenant's interest in this Lease or in the Premises, including payments from or on behalf of the transferee (in excess of the book value thereof) for Tenant's assets, fixtures, leasehold improvements, inventory, accounts, goodwill, equipment, furniture, and general intangibles.

                E. DEEMED TRANSFERS. If Tenant is a corporation, the following shall be deemed a voluntary assignment of Tenant's interest in this
Lease: (i) any dissolution, merger, consolidation, or other reorganization of or affecting Tenant, whether or not Tenant is the surviving corporation; and (ii) if the capital stock of Tenant is not publicly traded, the sale or transfer to one person or entity (or to any group of related persons or entities) stock possessing more than 50% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, limited liability company or other entity any withdrawal or substitution (whether voluntary, involuntary or by operation of law, and whether occurring at one time or over a period of time) of any partner, member or other party owning 50% or more (cumulatively) of any interest in the capital or profits of the partnership, limited liability company or other entity or the dissolution of the partnership, limited liability company or other entity, shall be deemed a voluntary assignment of Tenant's interest in this Lease.

                F. PERMITTED TRANSFERS. Notwithstanding anything contained in Section 14.1, Tenant may sublease all or part of the Premises or assign its interest in this Lease to (i) any subsidiary, affiliate, division or corporation which controls, is controlled by, or is under common control with the original Tenant to this Lease, (ii) a successor corporation related to Tenant by merger, consolidation, or nonbankruptcy reorganization, where the successor corporation has a tangible net worth greater than $35,000,000.00, or (iii) a purchaser of substantially all of Tenant's assets where the purchaser has a tangible net worth greater than $35,000,000.00 (a "Permitted Transfer") without Landlord's prior written consent, and Landlord shall not be entitled to terminate the Lease pursuant to Section 14.1C or to receive any part of any Subrent resulting therefrom that would otherwise be due it pursuant to Section 14.1D. Neither the sale or transfer of Tenant's capital stock through any public offering over a national exchange, nor the pledge of or grant of a security interest in any of the Tenant's capital stock shall be deemed an assignment, subletting or other transfer of the Lease or the Premises.

                G. REASONABLE STANDARDS. The consent of Landlord to a Transfer may not be unreasonably withheld, provided that it is agreed to be reasonable for Landlord to consider any of the following reasons, which list is not exclusive, in electing to deny consent:

                        (1) The financial strength, credit, character and business or professional standing of the proposed transferee at the time of the proposed Transfer is not sufficient to meet the financial obligations of the Lease as they pertain to the portion of the Premises to be sublet or assigned;

                        (2) A proposed transferee whose impact or affect on the common facilities or the utility, efficiency or effectiveness of any utility or telecommunication system serving the Building or the Project or the other occupants of the Project would be adverse, disadvantageous or require improvements or changes in any utility or telecommunication capacity currently serving the Building or the Project;

                        (3) A proposed transferee whose occupancy will require a variation in the terms of this Lease (except a variation in the use clause, which shall be subject to Landlord's reasonable approval);

                        (4) The existence of any uncured default by Tenant under any provision of this Lease;

                        (5) A proposed transferee who is or is likely to be, or whose business is or is likely to be, subject to compliance with additional laws or other governmental requirements beyond those to which

Tenant or Tenant's business is subject, and which will require the construction of additional improvements at the Project;

                        (6) the proposed Transferee is a governmental agency or unit or a non-profit or charitable organization;

                        (7) Landlord otherwise reasonably determines that the proposed Transfer would have the effect of decreasing the value of the Building or the Project, or increasing the expenses associated with operating, maintaining and repairing the Building or the Project;

                        (8) the proposed Transferee will use, store or handle Hazardous Materials (defined above) in or about the Premises of a type, nature or quantity not then acceptable to Landlord.

                H. REASONABLE RESTRICTION. The restrictions on Transfer described in this Lease are acknowledged by Tenant to be reasonable for all purposes, including, without limitation, the provisions of California Civil Code (the "Code") Section 1951.4(b)(2). Tenant expressly waives any rights which it might otherwise be deemed to possess pursuant to applicable law, including, without limitation, Section 1997.040 of the Code, to limit any remedy of Landlord pursuant to Section 1951.2 or 1951.4 of the Code by means of proof that enforcement of a restriction on use of the Premises would be unreasonable.

        14.2 TRANSFER BY LANDLORD: Landlord and its successors in interest shall have the right to transfer their interest in this Lease and the Project at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and, in the case of any subsequent transfer, the transferor) from the date of such transfer, shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer to the extent any such transferee assumes in writing Landlord's obligations under this Lease that accrue after the date of such transfer. After the date of any such transfer, the term "Landlord" as used herein shall mean the transferee of such interest in the Premises.

                          ARTICLE 15 GENERAL PROVISIONS

        15.1 LANDLORD'S RIGHT TO ENTER: Landlord and its agents may enter the Premises at any reasonable time after giving at least one (1) business days' prior notice to Tenant (and immediately in the case of emergency) for the purpose of: (i) inspecting the same; (ii) posting notices of non-responsibility;
(iii) supplying any service to be provided by Landlord to Tenant; (iv) showing the Premises to prospective purchasers, mortgagees or, during the last twelve
(12) months of the term of the Lease, to prospective tenants; (v) making necessary alterations, additions or repairs; (vi) performing Tenant's obligations when Tenant has failed to do so after written notice from Landlord;
(vii) placing upon the Premises ordinary "for lease" signs or "for sale" signs; and (viii) responding to an emergency. Landlord shall have the right to use any and all means Landlord may deem necessary and proper to enter the Premises in an emergency. Any entry into the Premises obtained by Landlord in accordance with this P. 15.1 shall not be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises. Any entry by Landlord and Landlord's agents shall not unreasonably impair Tenant's operations more than reasonably necessary, and shall comply with Tenant's reasonable security measures.

        15.2 SURRENDER OF THE PREMISES: Upon the expiration or sooner termination of this Lease, Tenant shall vacate and surrender the Premises to Landlord in the same condition as existed at the Commencement Date, except for
(i) reasonable wear and tear, (ii) damage caused by any peril or condemnation,
(iii) contamination by Hazardous Materials for which Tenant is not responsible pursuant to Section 7.2A or Section 7.2B, (iv) the Landlord's Personal Property which still remains in the Premises, and (v) alterations or other interior improvements which Tenant is not required to remove at the termination of the Lease. In this regard, normal wear and tear shall be construed to mean wear and tear caused to the Premises by the natural aging process which occurs in spite of prudent application of reasonable standards for maintenance, repair and janitorial practices, and does not include items of neglected or deferred maintenance. If the Premises are not so surrendered at the termination of this Lease, Tenant shall continue to be responsible for the payment of Rent until the Premises are so surrendered in accordance with said provisions and Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Premises to the required condition, plus interest on all costs incurred at the Agreed Interest Rate. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants and losses and damages suffered by Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant, together with, in each case, actual attorneys' fees and costs.

        15.3 HOLDING OVER: This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration of the Lease Term shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after such expiration with the written consent of Landlord shall be construed to be a tenancy from month to month on the same terms and conditions herein specified insofar as applicable except that Base Monthly Rent shall be increased to an amount equal to 150% of the Base Monthly Rent payable during the last full calendar month of the Lease Term.

        15.4 SUBORDINATION: The following provisions shall govern the relationship of this Lease to any Security Instrument:

                A. EXISTING SECURITY INSTRUMENTS. The Lease is subject and subordinate to all Security Instruments existing as of the Effective Date. However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument.

                B. NEW SECURITY INSTRUMENTS. At Landlord's election, this Lease shall become subject and subordinate to any Security Instrument created after the Effective Date. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed so long as Tenant is not in default and performs all of its obligations under this Lease, unless this Lease is otherwise terminated pursuant to its terms.

                C. DOCUMENTS. Tenant shall upon request execute any document or instrument reasonably required by any Lender to make this Lease either prior or subordinate to a Security Instrument, which may include such other matters as the Lender customarily and reasonably requires in connection with such agreements, including provisions that the Lender not be liable for (i) the return of any security deposit unless the Lender receives it from Landlord, and (ii) any defaults on the part of Landlord occurring prior to the time the Lender takes possession of the Project in connection with the enforcement of its Security Instrument. Tenant's failure to execute any such document or instrument within 15 days after written demand therefor shall constitute an Event of Tenant's Default.

                D. TENANT'S RIGHTS. Notwithstanding anything herein to the contrary, the subordination of Tenant's rights and interest under the Lease to any mortgage or deed of trust shall be contingent upon Tenant's having received from any such mortgagee or beneficiary of any deed of trust a commercially reasonable subordination, attornment and non-disturbance agreement providing that Tenant's rights and interest shall not be disturbed in the event of any foreclosure of any such mortgage or deed of trust, provided Tenant is not in default of this Lease and confirming that Tenant shall receive all of the rights and services provided for under the Lease.

                        Landlord has informed Tenant that the Project is currently encumbered by a Security Instrument. At Tenant's sole cost and expense, Landlord shall request the beneficiary (or its servicer) of the existing Security Instrument that encumbers the Project as of the date hereof to issue a SNDA, pursuant to which such beneficiary agrees to recognize this Lease in the event of default under such Security Instrument or sale under such Security Instrument, so long as Tenant is not in default hereunder. Landlord's sole obligation under this section is to request and use its good faith efforts to obtain such SNDA, however, Landlord will not be obligated to pay any fee or charge (except as provided in the following sentence) or to make any change in the loan terms or grant any other concession to obtain such SNDA. Landlord will pay for the basic administrative fee and costs for such Lender's attorney to prepare the SNDA, but Tenant shall be responsible for paying all additional costs incurred to negotiate any changes in the Lender's form of SNDA. Obtaining the SNDA is not a condition precedent or subsequent to the Lease, nor a breach of Landlord's obligation. The failure of such lender to issue its SNDA shall not relieve Tenant of any of its obligations under the Lease.

        15.5 MORTGAGEE PROTECTION AND ATTORNMENT: In the event of any default on the part of the Landlord, Tenant will use reasonable efforts to give notice to any Lender whose name has been provided to Tenant and shall offer such Lender the same opportunity to cure the default as provided to Landlord under this Lease. Tenant shall attorn to any purchaser of the Premises at any foreclosure sale or private sale conducted pursuant to any Security Instrument encumbering the Premises, or to any grantee or transferee designated in any deed given in lieu of foreclosure.

        15.6 ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS: At all times during the Lease Term, each party agrees, following any request by the other party, promptly to execute and deliver to the requesting party within 15 days following delivery of such request an estoppel certificate: (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to the certifying party's knowledge, any uncured defaults on the part of any party hereunder or, if there are uncured defaults, specifying the nature of such defaults, and (iv) certifying such other information about the Lease as may be reasonably required by the requesting party. A failure to deliver an estoppel certificate within 15 days after delivery of a request therefor shall be a conclusive admission that, as of the date of the request for such statement: (i) this Lease is unmodified except as may be represented by the requesting party in said request and is in full force and effect, (ii) there are no uncured defaults in the requesting party's performance, and (iii) no rent has been paid more than 30 days in advance. At any time during the Lease Term (but not more than once a year) Tenant shall, upon 15 days' prior written notice from Landlord, provide Tenant's most recent financial statement and financial statements covering the 24 month period prior to the date of such most recent financial statement to any existing Lender or to any potential Lender or buyer of the Premises. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

        15.7 CONSENT: Whenever the Lease requires an approval, consent, designation, determination, selection or judgment by either Landlord or Tenant, such approval, consent, designation, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed and, in exercising any right or remedy hereunder, unless a different standard is expressly provided to the contrary in this Lease. Each party shall at all times act reasonably and in good faith.

        15.8 NOTICES: Any notice required or desired to be given regarding this Lease shall be in writing and may be given by personal delivery, by facsimile, by courier service, or by mail. A notice shall be deemed to have been given (i) on the third business day after mailing if such notice was deposited in the United States mail, certified or registered, postage prepaid, addressed to the party to be served at its Address for Notices specified in SECTION Q or SECTION R of the Summary (as applicable), (ii) when delivered if given by personal delivery, and (iii) in all other cases when actually received at the party's Address for Notices. Either party may change its address by giving notice of the same in accordance with this Section 15.8, provided, however, that any address to which notices may be sent must be a California address.

        15.9 ATTORNEYS' FEES: In the event either Landlord or Tenant shall bring any action or legal proceeding for an alleged breach of any provision of this Lease, to recover rent, to terminate this Lease or otherwise to enforce, protect or establish any term or covenant of this Lease, the prevailing party shall be entitled to recover as a part of such action or proceeding, or in a separate action brought for that purpose, reasonable attorneys' fees, court costs, and experts' fees as may be fixed by the court.

        15.10 CORPORATE AUTHORITY: If Tenant is a corporation (or partnership), Tenant represents and warrants that each individual executing this Lease on behalf of Tenant is duly authorized to execute and deliver this Lease on behalf of such corporation in accordance with the by-laws of such corporation (or partnership in accordance with the partnership agreement of such partnership). Tenant hereby covenants and warrants that it is a duly authorized and existing corporation, that it is qualified to do business in California, and that the corporation has full right and authority to enter into this Lease.

        15.11 MISCELLANEOUS: Should any provision of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. Any executed copy of this Lease shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. "Party" shall mean Landlord or Tenant, as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The terms "shall", "will" and "agree" are mandatory. The term "may" is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless a provision of this Lease expressly requires reimbursement. Where a party hereto is obligated not to perform any act, such party is also obligated to restrain any others within its control from performing said act, including the Agents of such party. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of the provisions of this Lease.

        15.12 TERMINATION BY EXERCISE OF RIGHT: If this Lease is terminated pursuant to its terms by the proper exercise of a right to terminate specifically granted to Landlord or Tenant by this Lease, then this Lease shall terminate 30 days after the date the right to terminate is properly exercised (unless another date is specified in that part of the Lease creating the right, in which event the date so specified for termination shall prevail), the rent and all other charges due hereunder shall be prorated as of the date of termination, and neither Landlord nor Tenant shall have any further rights or obligations under this Lease except for those that have accrued prior to the date of termination or those obligations which this Lease specifically provides are to survive termination. This P. 15.12 does not apply to a termination of this Lease by Landlord as a result of an Event of Tenant's Default.

        15.13 BROKERAGE COMMISSIONS: Each party hereto (i) represents and warrants to the other that it has not had any dealings with any real estate brokers, leasing agents or salesmen, or incurred any obligations for the payment of real estate brokerage commissions or finder's fees which would be earned or due and payable by reason of the execution of this Lease, other than to the Retained Real Estate Brokers described in SECTION S of the Summary, and (ii) agrees to indemnify, defend, and hold harmless the other party from any claim for any such commission or fees which result from the actions of the indemnifying party. Landlord shall be responsible for the payment of any commission owed to the Retained Real Estate Brokers pursuant to a separate agreement between Landlord and the Retained Real Estate Brokers.

        15.14 FORCE MAJEURE: Any prevention, delay or stoppage due to strikes, lock-outs, inclement weather, labor disputes, inability to obtain labor, materials, fuels or reasonable substitutes therefor, governmental restrictions, regulations, controls, action or inaction, civil commotion, fire or other acts of God, and other causes beyond the reasonable control of Landlord or Tenant (except financial inability or the date by which Tenant must commence paying rent) shall excuse the performance by Landlord and/or Tenant, for a period equal to the period of any said prevention, delay or stoppage, of any obligation hereunder.

        15.15 REASONABLE EXPENDITURES. Any expenditure by a party permitted or required under this Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by reasonable documentary evidence available for inspection and review by the other party or its representative during normal business hours, subject to the requirements and limitations set forth in Section
8.5 hereof with respect to the Tenant's inspection of Common Operating Expenses.

        15.16 ENTIRE AGREEMENT: This Lease constitutes the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease. This instrument shall not be legally binding until it is executed by both Landlord and Tenant. No subsequent change or addition to this Lease shall be binding unless in writing and signed by Landlord and Tenant.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease with the intent to be legally bound thereby, to be effective as of the Effective Date.

LANDLORD:                                         TENANT:

SHORELINE PARK, LLC                               DREXLER TECHNOLOGY CORPORATION
a Delaware limited liability company              a Delaware corporation

By:   Divco West Group, LLC,
      a Delaware limited liability company
      Its Agent